Pricing Supplement No. ETN-7/A6† To the Prospectus Supplement dated June 30, 2017 and the Prospectus dated June 30, 2017	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-218604-02 June 30, 2017
1,500,000* Credit Suisse X-Links® Silver Shares Covered Call ETNs due April 21, 2033**

General

•	The exchange traded notes (“ETNs”) are designed for investors who seek a return linked to the performance of the Credit Suisse NASDAQ Silver FLOWSTM 106 Index (the “Index”). The Index measures the return of a “covered call” strategy on the shares of the iShares® Silver Trust (the “SLV Shares”) by reflecting changes in the price of the SLV Shares and the notional option premiums received from the notional sale of monthly call options on the SLV Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy (as described below).
•	The ETNs do not guarantee any return of your initial investment. If the Index declines, investors should be willing to lose up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
•	The ETNs will pay a variable monthly Coupon Amount based on the notional option premiums received from the sale of monthly call options on the SLV Shares, as described in this pricing supplement. Since the monthly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.
•	The ETNs are senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing April 21, 2033, unless the maturity is extended at our option, as described below.**
•	An investment in the ETNs involves significant risks and is not appropriate for every investor. The ETNs are intended for investors who are familiar with covered call strategies and the risks associated with options and options transactions. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index which implements a covered call strategy on SLV Shares. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.
•	The denomination and stated principal amount of each ETN is $20.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
•	The initial issuance of ETNs priced on April 16, 2013 (the “Inception Date”) and settled on April 19, 2013 (the “Initial Settlement Date”).
•	The ETNs are subject to early redemption or acceleration in whole or in part at any time, as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.
•	The ETNs are subject to a Daily Investor Fee based on an annual Investor Fee Rate of 0.65%.
•	The Index is subject to the Notional Transactional Costs which reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the SLV Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the SLV Shares on the date of such notional transactions. On an annual basis, such transaction costs are approximately equal to 0.84%. The actual cost will vary depending on the value of the SLV Shares on the date of such transactions.
•	We have listed the ETNs on the NASDAQ exchange under the ticker symbol “SLVO”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

Investing in the ETNs involves a number of risks not associated with an investment in conventional debt securities. See “Risk Factors” in this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

† This amended and restated pricing supplement amends, restates and supersedes pricing supplement No. ETN-7/A5 dated August 16, 2016 (together with any previous supplements or amendments) in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement.”

* Reflects the number of ETNs offered hereby. “X-Links®” is a registered trademark of Credit Suisse Securities (USA) LLC (“CSSU”). As of June 22, 2017, there were 5,378,090 ETNs ($107,561,800 in stated principal amount) issued and outstanding. ETNs may be issued and sold from time to time through CSSU (as defined below) and one or more dealers at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to CSSU or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

** The scheduled Maturity Date is initially April 21, 2033, but the maturity of the ETNs may be extended at our option for up to two (2) additional five-year periods, as described herein.

We sold a portion of the ETNs on the Inception Date and received proceeds equal to 100% of their stated principal amount as of the Inception Date. The agent for this offering, CSSU, is our affiliate. In exchange for providing certain services relating to the distribution of the ETNs, CSSU, a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the Daily Investor Fee. In addition, CSSU will charge investors an Early Redemption Charge per ETN of 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

June 30, 2017

Key Terms

Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch.
Index:

The return on the ETNs will be based on the performance of the Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Index (the “Index”) during the term of the ETNs. The Index is reported on Bloomberg under ticker symbol “QSLVO <Index>”.

The Index measures the return of a “covered call” strategy on the shares of the iShares® Silver Trust (Bloomberg ticker symbol “SLV UP <Equity>”) by reflecting changes in the price of the SLV Shares and the notional option premiums received from the notional sale of monthly call options on the SLV Shares less notional costs incurred in connection with the implementation of the covered call strategy (the “Notional Transaction Costs”). These costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the SLV Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the SLV Shares on the date of such notional transactions and, which, on an annual basis, are approximately equal to 0.84%. The actual cost will vary depending on the value of the SLV Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in SLV Shares and sells a succession of notional, approximately one-month, call options on the SLV Shares with a strike price of approximately 106% of the price of the SLV Shares exercisable on the option expiration date (the “Options” and together with the long position in SLV Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the SLV Shares. The long position in the SLV Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the SLV Shares). This strategy is intended to provide exposure to silver through the notional positions in the SLV Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the SLV Shares would not, (ii) provide a limited offset to losses from downside market performance in the SLV Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the SLV Shares. The level of the Index on any day reflects the value of (i) the notional long position in the SLV Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; and net of the Notional Transaction Costs. The ETNs will not participate in the potential upside of the SLV Shares beyond the applicable strike price of the Options and the Notional Transaction Costs. For more information on the Index, see “The Index” in this pricing supplement.

Index Sponsors:	CSi and Nasdaq, Inc.
CUSIP | ISIN Number:	22542D449 / US22542D4491
Payment at Maturity:	If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each $20.00 stated principal amount of your ETNs a cash payment equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.
Valuation Date:	April 18, 2033 or, if such date is not a Trading Day, the next following Trading Day (the “Final Valuation Date”), any Early Redemption Valuation Date, any Accelerated Valuation Date and any Trading Day in the Accelerated Valuation Period.*** If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled maturity date, as extended.

*** Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; any Valuation Date in the Accelerated Valuation Period is subject to postponement if a preceding Valuation Date in the Accelerated Valuation Period is postponed; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on the scheduled Final Valuation Date; any Early Redemption Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events.” No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

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Closing Indicative Value:

The Closing Indicative Value on the Inception Date was $20.00 (the “Initial Indicative Value”).

The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount.

The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. See “Description of the ETNs.” If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

The Closing Indicative Value for the ETNs on June 22, 2017 was $8.2151 and the closing price on June 22, 2017 on the NASDAQ (ticker symbol “SLVO”) was $8.2354.

Current Principal Amount:	The Current Principal Amount on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.
Intraday Indicative Value:	The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.
Indicative Value:

The Intraday Indicative Value and the Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “SLVOIV” and under the Yahoo! Finance ticker symbol “^SLVO-IV”.

The “indicative value” for the ETNs is designed to reflect the economic value of the ETNs at a given time. The indicative value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. The indicative value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the ETNs in the secondary market may vary significantly from their indicative value.

Investors can compare the trading price (if such concurrent trading price is available) of the ETNs against the indicative value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the indicative value at any time could lead to the loss of any premium in the event the investor sells the ETNs when such premium is no longer present in the market place or your ETNs are redeemed by us (including pursuant to an acceleration at our option). It is also possible that the ETNs will trade in the secondary market at a discount below the indicative value and that investors would receive less than the indicative value if they had to sell their ETNs in the market at such time.

Calculation Agent:	Credit Suisse International (“CSi”).
Index Calculation Agent:	Nasdaq, Inc. (Key Terms continued on next page)

Daily Index Factor:	The Daily Index Factor on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.
Daily Investor Fee:

On any calendar day, the Daily Investor Fee will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.65%.

The Daily Investor Fee reduces the amount of your payment at maturity or upon early redemption or acceleration, and therefore the level of the Index must increase by an amount sufficient to offset the Daily Investor Fee (and the Early Redemption Charge, if you offer your ETNs for early redemption) in order for you to receive at least your initial investment in the ETNs at maturity or upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your initial investment.

Closing Level:	The Closing Level of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “QSLVO <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a market disruption event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index for such Valuation Date according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”
Coupon Amount:	On each Coupon Payment Date, for each $20.00 stated principal amount of the ETNs, you will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. No Coupon Amount will be due or payable in the event you elect to offer your ETNs for Early Redemption or we accelerate the maturity of the ETNs.
Coupon Percentage; Distribution:	The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index on the Index Business Day immediately preceding the Index Distribution Date. The “Distribution” represents the notional monthly call premium earned on the sale of the call options written on the SLV Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described in this pricing supplement.
Index Distribution Date:	The date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.
Coupon Payment Date:	The later of (a) the 25th day of each calendar month, provided that, if such day is not a Business Day, the Coupon Amount will be paid on the first following Business Day, unless the first following Business Day is in the next calendar month, in which case the Coupon Amount will be paid on the immediately preceding day that is a Business Day, and (b) the day that is six (6) Business Days following the Index Distribution Date; provided that, in the event that any adjustment is made to the Coupon Payment Date, the relevant Coupon Amount shall not be affected by such adjustment and no additional amount will accrue or be payable in respect of such originally scheduled Coupon Payment Date.
Coupon Record Date:	With respect to each Coupon Payment Date, the third scheduled Business Day prior to such Coupon Payment Date.
Ex-Coupon Date:	With respect to each Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount (under current NASDAQ practice, the Ex-Coupon Date will generally be the second Trading Day prior to the applicable Coupon Record Date, such practice is expected to be shortened to the first Trading Day prior to the applicable Coupon Record Date for trades executed on or after September 5, 2017).
Secondary Market:

We have listed the ETNs on the NASDAQ exchange under the ticker symbol “SLVO”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

(Key Terms continued on next page)

Early Redemption:

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 8, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi, as the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Early Redemption Mechanics:	You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.
Early Redemption Date:	The third Business Day following an Early Redemption Valuation Date.***
Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.
Early Redemption Charge:	The Early Redemption Charge per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
Acceleration at Our Option or Upon Acceleration Event:

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the applicable Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

(Key Terms continued on next page)

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Acceleration Event:	As discussed in more detail under “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement, an Acceleration Event includes any event that adversely affects our ability to hedge our obligations in connection with the ETNs, including, but not limited to, if the Intraday Indicative Value of the ETNs is equal to or less than 5% of the prior day’s Closing Indicative Value of such ETNs.
Trading Day:	A day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
Index Business Day:	A day on which the level of the Index is calculated and published.
Index Component Business Day:	With respect to any Index Component, a day on which trading is generally conducted on any markets on which such Index Component is traded.
ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.
Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

You should read this pricing supplement together with the accompanying prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these ETNs are a part. This pricing supplement amends, restates and supersedes pricing supplement No. ETN-7/A5 dated August 12, 2016 (together with any previous supplements or amendments) in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-7/A6 and the documents listed below in making your decision to invest in the ETNs. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement and prospectus dated June 30, 2017:

https://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “Credit Suisse”, the “Company”, “we”, “us” and “our” are to Credit Suisse AG, acting through its Nassau Branch, and references to “dollars” and “$” are to United States dollars.

i

SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated June 30, 2017, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated June 30, 2017.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Additionally, a suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs.

What are the ETNs and how do they work?

The ETNs are medium-term notes of Credit Suisse AG (“Credit Suisse”), the return on which is linked to the performance of the Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Index (the “Index”).

The ETNs provide for a variable monthly Coupon Amount based on the Index distribution of the notional premium received in connection with the notional sale of the Options as described in this pricing supplement. Since the monthly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

The ETNs do not have a minimum payment at maturity, minimum payment upon early redemption or acceleration and are fully exposed to any decline in the underlying Index. A decline in the level of the Index will reduce the payment at maturity or upon early redemption or acceleration of your ETNs, and you could lose your entire investment.

For a description of how the Coupon Amount, payment at maturity, or payment upon early redemption or acceleration is calculated, please refer to the “Specific Terms of the ETNs—Coupon Amount,” “—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Acceleration at Our Option or Upon an Acceleration Event” sections in this pricing supplement.

The denomination and stated principal amount of each ETN is $20.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Securities—Book-Entry System” in the accompanying prospectus.

PS-1

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Intraday Indicative Value, the Coupon Amount(s) and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs.”

An investment in the ETNs involves significant risks and is not appropriate for every investor. The ETNs are intended for investors who are familiar with covered call strategies and the risks associated with options and options transactions. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index which implements a covered call strategy on SLV Shares. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The ETNs are linked to the Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Index. The level of the Index will be published by Nasdaq, Inc., as Index Calculation Agent. See “The Index.”

The Index measures the return of a “covered call” strategy on the SLV Shares by reflecting changes in the price of the SLV Shares and the notional option premiums received from the notional sale of monthly call options on the SLV Shares. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in SLV Shares and sells a succession of notional, approximately one-month, call options on the SLV Shares with a strike price of approximately 106% of the price of the SLV Shares exercisable on the option expiration date (the “Options” and, together with the long position in SLV Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the SLV Shares. The long position in the SLV Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the SLV Shares).

This strategy is intended to provide exposure to silver through the notional positions in the SLV Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the SLV Shares would not, (ii) provide a limited offset to losses from downside market performance in the SLV Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the SLV Shares. The level of the Index on any day reflects the value of (i) the notional long position in the SLV Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; and net of the Notional Transaction Costs. The Index and, as a result, the ETNs will not participate in the potential upside of the SLV Shares beyond the applicable strike price of the Options. As a result, the monthly appreciation of the Index is capped at 6%, which appreciation may be partially offset by the Notional Transaction Costs in implementing the covered call strategy. These costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the SLV Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the SLV Shares on the date of such notional transactions and, which, on an annual basis, are approximately equal to 0.84%. The actual cost will vary depending on the value of the SLV Shares on the date of such transactions. By contrast, the Index’s exposure to any decline in the price of the SLV Shares is not limited. In addition, because the notional Option premiums will be notionally distributed out of the Index each month (rather than being reinvested in the Index), the level of the Index and the value of the ETNs should be expected to decline each month in connection with the Index Distribution and Coupon Amount.

The Index measures the performance of the Index Components by incorporating the value of the option premiums deemed received from selling notional call options on the SLV Shares, which value is paid to holders of the ETNs in the form of a variable monthly Coupon Amount based on the Index distribution of the notional premium received in connection with the sale of the Options. The premiums generated from the notional sales of the Options will be subtracted monthly from the Index at the end of the following roll period and paid to holders of the ETNs in the form of a Coupon Amount.

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The rules for the Index were developed by CSi and Nasdaq, Inc. (the “Index Sponsors”). The Index was established on March 28, 2013 (the “Index Inception Date”) with a base date of December 26, 2008 (the “Index Base Date”) and a base value of 10,000.

Nasdaq, Inc., or another party designated by the Index Sponsors, will act as the index calculation agent (the “Index Calculation Agent”) and will be responsible for the calculation of the level of the Index, using the data and methodologies described herein and as determined by the Index Sponsors. The Index is reported on Bloomberg under the ticker symbol “QSLVO <Index>” approximately every fifteen (15) seconds during normal trading hours, and the Closing Level of the Index for each Trading Day is published by 5:00 p.m. (New York City time) on each such day. For more information, please refer to “The Index” in this pricing supplement.

What is a covered call?

Generally, call options give the purchaser of the call option the right to buy an underlying asset, such as the SLV Shares, for a fixed price (the “strike” or “exercise” price) on a certain date (the “expiration”). The buyer of a call option is long the underlying asset at the strike price. A covered call is a transaction in which a seller of call options owns a corresponding amount of the underlying asset, such as the SLV Shares. The option seller’s long position in the underlying asset is said to provide the “cover” as the underlying asset can be delivered to the buyer of the call if the buyer decides to exercise its call option. Writing or selling a call option generates income in the form of the premium paid by the option buyer.

If the price of the underlying asset ends up at or below the strike price, the return (compared to a long-only position in the underlying asset) is increased by the premium received. If the price of the underlying asset ends up above the strike price then the return is capped at a price equivalent to the strike plus the premium received. However, the market risk of the underlying asset is not eliminated. Covered call strategies are not appropriate for all market environments. In a consistently upward-trending market or in an extremely volatile market, a covered call strategy can underperform a long-only investment in the underlying asset, because it will fail to capture all of the potential upside and can miss out on significant gains. Additionally, if the underlying asset price declines, a covered call strategy may result in a loss.

How will the Coupon Amounts be determined for the ETNs?

On each Coupon Payment Date, for each $20.00 stated principal amount of the ETNs, you will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon Amount will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index on the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the SLV Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.

The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Index Rebalancing Period as described below.

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below under “The Index—The Index Rebalancing Period”) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:

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•	First, on the Index Calculation Day (as defined herein) preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above 106% of the price per Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date and generally will equal 20%. In the event that one or more roll disruptions result in there being fewer than five (5) scheduled Index Calculation Days prior to Option expiration, the roll percentage will be greater than 20%, and in the event of an extraordinary roll disruption, the roll percentage may be up to 100%.
•	At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20.00% (or such greater amount in the event roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate SLV Shares Units in an amount sufficient to fund the notional repurchase.
•	Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.

When will the Coupon Amount be paid?

The Coupon Payment Date will be the later of (a) the 25th day of each calendar month, provided that, if such day is not a Business Day, the Coupon Amount will be paid on the first following Business Day, unless the first following Business Day is in the next calendar month, in which case the Coupon Amount will be paid on the immediately preceding day that is a Business Day, and (b) the day that is six (6) Business Days following the Index Distribution Date; provided that in the event that any adjustment is made to the Coupon Payment Date, the relevant Coupon Amount shall not be affected by such adjustment and no additional amount will accrue or be payable in respect of such originally scheduled Coupon Payment Date. The Coupon Amount will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. The Coupon Record Date will be the third scheduled Business Day prior to such Coupon Payment Date.

An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is subtracted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs up to the Ex-Coupon Date. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.

The “Ex-Coupon Date” means, with respect to each Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount (under current NASDAQ practice, the Ex-Coupon Date will generally be the second Trading Day prior to the applicable Coupon Record Date, such practice is expected to be shortened to the first Trading Day prior to the applicable Coupon Record Date for trades executed on or after September 5, 2017).

Will I receive fixed periodic interest on the ETNs?

No. We will not make any fixed periodic payments of interest during the term of the ETNs, although you will be entitled to receive variable monthly Coupon Amounts based on the Index distribution of the notional option premiums received from the notional sale of monthly call options on the SLV Shares, as described in this pricing

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supplement. Since the monthly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

Unless the ETNs are redeemed or accelerated, you will not receive any other payments on the ETNs prior to maturity of the ETNs. In addition, no Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

Will my investment track the price of silver?

The ETNs should not be expected to track the price of silver because of the fees and expenses applied to each of the SLV Shares and the ETN as well as the design of the Index methodology which limits upside participation in any appreciation of the SLV Shares.

A covered call strategy limits participation in the appreciation of the underlying asset, in this case the SLV Shares. As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the SLV Shares or silver, the price of which the SLV Shares seek to track. The Options included in the Index limit the Index’s participation in the appreciation of the SLV Shares to the strike price of each Option during its term. Consequently, the Index will not participate as fully in the appreciation of the SLV Shares as would an investment linked directly to the SLV Shares or a direct investment in silver. In general, if the price of the SLV Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the SLV Shares.

The maximum gains on the appreciation of SLV Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the SLV Shares above the call strike price. If the price of the SLV Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the SLV Shares will generally be offset by the value of the outstanding Options. As a result, the monthly appreciation of the Index is capped at 6%, which appreciation may be partially offset by the Notional Transaction Costs in implementing the covered call strategy. By contrast, the Index’s exposure to any decline in the price of the SLV Shares is not limited.

In addition, the level of the Index is reduced by the Notional Transaction Costs and the value of the ETNs is reduced by the Daily Investor Fee. Because the Index, the SLV Shares and the ETNs are each subject to fees and costs and the value of the ETNs will decline each month in connection with the Index Distribution and Coupon Amount, the performance of the ETNs should not be expected to mirror the performance of the price of silver. See “Risk Factors—Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index.”

How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on April 21, 2033 (the “Maturity Date”), provided that the maturity of the ETNs may be extended at our option as described herein under “Specific Terms of the ETNs—Payment at Maturity.”

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will be entitled to receive a cash payment per ETN equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Payment at Maturity.” If the Final Indicative Value is zero, the Payment at Maturity will be zero. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment

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will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

The “Closing Indicative Value” on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. The Index Calculation Agent is responsible for computing and disseminating the Closing Indicative Value.

The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. On the Inception Date, the Current Principal Amount was $20.00.

The “Intraday Indicative Value” of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.65%.

The ETNs do not guarantee any return of your initial investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at

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maturity or upon early redemption or acceleration of the ETNs than the amount of your initial investment. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “QSLVO <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that, in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Specific Terms of the ETNs—Market Disruption Events.”

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 8, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

You must offer for redemption at least 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof, at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “Specific Terms of the ETNs—Procedures for Early Redemption,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

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Payment Upon Acceleration

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date, the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event” in this pricing supplement.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your Payment at Maturity, payment upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Understanding the value of the ETNs

The Initial Indicative Value was determined on the Inception Date. The Initial Indicative Value, Intraday Indicative Value, Closing Indicative Value, Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity are not the same as the trading price, which is the price at which you may be able to sell your ETNs in the secondary market. The Closing Indicative Value will be calculated and published by the Index Calculation Agent on each Trading Day under the Bloomberg ticker symbol “SLVOIV” and under the Yahoo! Finance ticker symbol “^SLVO-IV”. The Intraday Indicative Value will be calculated and published by the Index Calculation Agent every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “SLVOIV” and under the Yahoo! Finance ticker symbol “^SLVO-IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The trading price of the ETNs in the secondary market is available under the ticker symbol “SLVO” and reflects the last reported trading price of the ETNs, regardless of the date and time of such trading price.

An explanation of each valuation is set forth below.

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Closing Indicative Value

The Closing Indicative Value for the ETNs is designed to reflect the end-of day economic value of the ETNs. The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. In no event, however, will the Closing Indicative Value be less than zero.

See “How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?— Payment at Maturity” in this pricing supplement.

Intraday Indicative Value

The “indicative value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The Index Calculation Agent is responsible for computing and disseminating the Intraday Indicative Value.

Trading Price

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the indicative value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the indicative value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Any premium may be reduced or eliminated at any time. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are redeemed by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over their indicative value.

See “Risk Factors— The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

Early Redemption Amount

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, which will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date, calculated by the Calculation Agent.

See “How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?— Payment Upon Early Redemption” in this pricing supplement.

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Accelerated Redemption Amount

We have the right to accelerate the ETNs, in whole or in part, on any Business Day occurring on or after the Inception Date. In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs. Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the applicable Valuation Date.

See “How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?— Payment Upon Early Redemption” in this pricing supplement.

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will be entitled to receive for each $20.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date, subject to Market Disruption Events as described herein.

See “How will payment at maturity, or payment upon early redemption or acceleration be determined for the ETNs?— Payment at Maturity” in this pricing supplement.

How do you sell your ETNs?

We have listed the ETNs on the NASDAQ exchange under the ticker symbol “SLVO”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at that time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the indicative values of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are redeemed by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs to Credit Suisse for early redemption?

If you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;
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•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index or the Index Components. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

•	Uncertain repayment of initial investment –The ETNs are designed for investors who seek exposure to the Index which is comprised of notional long positions in SLV Shares and notional short positions in the Options. The ETNs do not guarantee any return of your initial investment. For each ETN, investors will receive a cash payment at maturity, or payment upon early redemption or acceleration that will be linked to the performance of the Index times a Daily Index Factor and less a Daily Investor Fee. If the Index declines, investors should be willing to lose up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
•	No fixed interest payments – You will not receive any fixed periodic interest payments on the ETNs, and the amount of the monthly Coupon Amount is uncertain and could be zero. In addition, there is a substantial delay between the time the amount of any Distribution is determined and the date on which it is subtracted from the level of the Index and subsequently paid in the form of a Coupon Amount.
•	Credit risk of the Issuer – Any payments you are entitled to receive on your ETNs are subject to the ability of Credit Suisse to pay its obligations as they become due.
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•	Exposure to risks associated with the underlying assets – When you purchase the ETNs you are exposed not only to the risk associated with purchasing an ETN that is subject to the credit risk of the issuer but also to the risks of the underlying Index, the SLV Shares and the Options. Investors should fully comprehend that in exchange for the right to receive a variable monthly Coupon Amount depending on the notional premiums received in connection with the sale of the Options, investing in the ETNs also means unlimited exposure to any decline in the value of the SLV Shares.
•	Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index – The value of the Index used to calculate the payment at maturity or upon early redemption or acceleration will be reduced by the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index. These costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the SLV Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the SLV Shares on the date of such notional transactions and, which, on an annual basis, are approximately equal to 0.84%. The actual cost will vary depending on the value of the SLV Shares on the date of such transactions. In addition, the value of the ETNs is reduced by the Daily Investor Fee based on an annual Investor Fee Rate of 0.65% (and the Early Redemption Charge, if you offer your ETNs for early redemption). If the level of the Index decreases or does not increase sufficiently to offset the impact of the Daily Investor Fee, you will receive less, and possibly significantly less, than the initial amount of your investment in the ETNs.
•	A trading market for the ETNs may not continue over the term of the ETNs – We have listed the ETNs on the NASDAQ exchange under the ticker symbol “SLVO”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system.
•	The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market – The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value reflects the value of the ETN at the end of the relevant trading day and reflects the performance of the Index, less the Daily Investor Fee. The Closing Indicative Value is published on each Trading Day. The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the indicative value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time.
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•	Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event one sells such ETNs at a time when such premium is no longer present in the market place or such ETNs are accelerated (including at our option) – Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option). We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. Any premium may be reduced or eliminated at any time.
•	Concentration risk – The return on the ETNs is linked to the performance of the Index, which measures the return of a “covered call” strategy on SLV Shares and the notional option premiums generated from the notional sale of monthly call options on the SLV Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy. As a result, your investment reflects a concentrated exposure to a single asset and, therefore, could experience greater volatility than a more diversified investment and is exposed to significant market risks.
•	Limited participation in appreciation of the SLV Shares – Because a covered call strategy limits participation in any appreciation of the underlying asset, in this case the SLV Shares, above the strike price of the Option, the Index will not participate in any appreciation of the SLV Shares in excess of the strike price of the Options during their term. The Index’s exposure to any decline in the value of the SLV Shares will not be limited. The use of options, which will limit participation in appreciation of the SLV Shares while maintaining full downside exposure, may render an investment in ETNs linked to the Index Components inappropriate as the focus of an investment portfolio.
•	The value of the ETNs will not track the price of silver – The ETNs should not be expected to track the price of silver because of the fees and expenses applied to each of the SLV Shares and the ETN as well as the design of the Index methodology which limits upside participation in any appreciation of the SLV Shares. The expenses of the SLV Shares are accrued daily and currently reflect an annual expense ratio of 0.50%. The level of the Index is reduced by the Notional Transaction Costs and the value of the ETNs is reduced by the Daily Investor Fee. As a result, the performance of the ETNs will not mirror the performance of the price of silver.
•	Volatility risk – The ETNs are exposed to volatility risk related to the SLV Shares and the Options. Greater expected volatility with respect to the SLV Shares indicates an increased risk that investors will not participate fully in any appreciation in the price of the SLV Shares and an increased risk of loss of principal on the ETNs as the result of declines in the price of the SLV Shares.
•	Commodity prices, including the price of silver, are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index – The SLV Shares seek to mirror the price of silver, before fees and expenses (see “The Index—The iShares® Silver Trust” in this pricing supplement). The price of silver is primarily affected by the global demand for and supply of silver. The market for silver is global, and silver prices are subject to volatile price movements over short periods of time and are affected by numerous factors,
PS-13

including macroeconomic factors such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of silver is usually quoted), actions that may be taken to influence the strength of global currencies relative to the U.S. dollar, interest rates, silver borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. These and other factors may affect the level of the Index, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in ETNs linked to the Index inappropriate as the focus of an investment portfolio.

•	There are risks relating to the discontinuation of the silver benchmark London Fix and the switch to its successor benchmark the LBMA Silver Price – In 2014, the London Fix was discontinued, and its successor benchmark, the LBMA Silver Price, became the new daily price of silver benchmark used to value the silver held by the iShares® Silver Trust. Actual or perceived disruptions in the processes used to determine the new LBMA Silver Price, or lack of confidence in this benchmark, may adversely affect the return on your investment in the ETNs.
•	The correlation between the performance of the SLV Shares and the price of silver may be imperfect – A discrepancy may exist between the performance of the SLV Shares and the price of silver. The SLV Shares seek to mirror the price of silver, before fees and expenses. The expenses of the SLV Shares are accrued daily and currently reflect an annual expense ratio of 0.50%. In addition, because the SLV Shares are traded on an exchange and are subject to market supply and investor demand, the market value of one SLV Share may differ from the net asset value per SLV Share. Because of these potential discrepancies, the performance of the SLV Shares may not correlate with the return on silver over the same period.
•	Termination of the iShares® Silver Trust could adversely affect the value of the ETNs – The iShares® Silver Trust may terminate and liquidate. If the iShares® Silver Trust is terminated and liquidated, such termination and liquidation could occur at a time which is disadvantageous to you, such as when the price of silver is lower than the price of silver at the time when you purchased your ETNs. In such circumstances, the Calculation Agent may have discretion with respect to identifying a successor index or determining the value of your ETNs and any action taken by the Calculation Agent may have an adverse impact on the value of your ETNs.
•	You will not have any rights in the SLV Shares, in call options relating to such shares or in silver – As an owner of the ETNs, you will not have rights that holders of the SLV Shares or in any call options on the SLV Shares may have. In addition, you will have no ownership interest in silver, the price of which the SLV Shares seek to track. Any amounts due to you under the terms of the ETNs will be paid in cash, subject to the ability of the issuer to satisfy its obligations as they become due, and you will have no right to receive delivery of any components of the Index.
•	Potential conflicts – We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as Calculation Agent, an Index Sponsor and as an agent of the Issuer for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, make determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, the Index Sponsors are responsible for the calculations used to determine the level of the Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.
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•	Credit Suisse is subject to Swiss regulation — As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.
•	Many economic and market factors will affect the value of the ETNs – In addition to the level of the Index on any day, the value of the ETNs will be affected by a number of economic and market factors that may either offset or magnify each other, including:
•	the level of the Index at any time,
•	the expected volatility of the Index,
•	the volatility of the Index Components or of any options or futures contracts relating to the Index or the Index Components,
•	the liquidity of the Index Components or of any options or futures contracts relating to the Index or the Index Components,
•	the Index Components and changes to those Index Components over time,
•	the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index and the Daily Investor Fee,
•	economic, financial, regulatory, political, judicial, military and other events that affect commodities markets generally, the Index or the relevant options contracts relating to the Index and the Index Components,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	global supply and demand for silver, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, other purchases and sales and production and cost levels in silver producing countries,
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.
•	Requirements upon early redemption – You must offer at least the applicable Minimum Redemption Amount of your ETNs to Credit Suisse and satisfy the other requirements described herein for your offer for redemption to be considered. On exercise of your right to require Credit Suisse to redeem your ETNs you will incur an Early Redemption Charge per ETN of 0.125% which will reduce the Early Redemption Amount.
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•	Your offer for redemption is irrevocable – You will not be able to rescind your offer for redemption after it is confirmed by Credit Suisse, so you will be exposed to market risk in the event market conditions change after Credit Suisse confirms your offer.
•	The ETNs may be accelerated at our option, in whole or in part, at any time – Credit Suisse may accelerate your ETNs in whole or in part at any time on or after the Inception Date, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.
•	The Maturity Date of the ETNs may be extended at our option – The scheduled Maturity Date is initially April 21, 2033. We may at our option extend the maturity of the ETNs for up to two (2) additional five-year periods.
•	Uncertain tax treatment – No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations.” In addition, you should note that the IRS and the U.S. Treasury Department have announced a review of the tax treatment of prepaid financial contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in SLV Shares and notional short positions in the Options.
•	You are familiar with covered call strategies and understand the investment strategy underlying the Index and are willing to be exposed to notional long positions in SLV Shares, notional short positions in the Options, the risks associated with options transactions and the Notional Transaction Costs associated with implementing the Index strategy.
•	You seek an investment with variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the sale of the notional call options.
•	You are willing to accept the risk of fluctuations in the price of silver generally and the price of the SLV Shares, the value of the related Options and the level of the Index in particular.
•	You are willing to be exposed to the trading price of the ETNs and you understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are willing to actively and frequently monitor your investment in the ETNs.
•	You accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.
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•	You believe the value of the Index Components and the level of the Index will increase by an amount sufficient to offset the Notional Transaction Costs, the Daily Investor Fee and in the case of Early Redemption, the Early Redemption Charge, over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.
•	You are willing to accept that the strategy of the Index limits the upside participation in any appreciation in the value of the SLV Shares while exposure to any decline in the value of the SLV Shares will not be limited.
•	You believe that the price of the SLV Shares will not increase by an amount that exceeds the Option strike prices over your intended holding period of the ETNs.
•	You understand the terms of the investment in the ETNs and you are familiar with the behavior of the Index and options, commodities and financial markets generally.
•	You do not seek a guaranteed return of your initial investment and understand that if the Index declines, you may lose up to 100% of your investment.
•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.
•	You understand that the Notional Transaction Costs, Daily Investor Fee and the Early Redemption Charge will reduce your return (or increase your loss, as applicable) on your investment.
•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of Credit Suisse AG, as issuer of the ETNs.

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in SLV Shares and notional short positions in the Options.
•	You are not familiar with covered call strategies or do not understand the investment strategy underlying the Index or are not willing to be exposed notional long positions in SLV Shares, notional short positions in the Options, risks associated with options transactions or the Notional Transaction Costs associated with implementing the Index strategy.
•	You seek fixed periodic interest payments on your investment and are not willing to accept variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the notional sale of call options.
•	You are not willing to be exposed to fluctuations in the price of silver generally and the price of the SLV Shares, the value of the related Options and the level of the Index in particular.
•	You are not willing to be exposed to the trading price of the ETNs or you do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
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•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You believe the value of the Index Components or the value of the Index will decrease or will not increase by an amount sufficient to offset the Notional Transaction Costs, the Daily Investor Fee and in the case of Early Redemption, the Early Redemption Charge, over your intended holding period of the ETNs.
•	You seek an investment that does not limit the upside participation in any appreciation in the value of the SLV Shares or one that limits exposure to any decline in the value of the SLV Shares.
•	You believe that the value of the SLV Shares will either (i) decline by an amount that exceeds the monthly notional call option premiums reflected in the Index or (ii) appreciate above the strike price of the notional Options.
•	You do not understand the terms of the investment in the ETNs or you are not familiar with the behavior of the Index and options, commodities and financial markets generally.
•	You seek a guaranteed return of your initial investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.
•	You do not want to incur the Notional Transaction Costs associated with the Index or to pay the Daily Investor Fee and the Early Redemption Charge, which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse AG, as issuer of the ETNs.

Investors considering purchasing ETNs should be experienced with covered call strategies and options and the risks associated with options transactions and should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in the Index Components comprising the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the Index Components comprising the Index. You will not have any interests or rights with respect to any Index Component as a result of your ownership of the ETNs.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) has participated in the distribution of the ETNs from the Initial Settlement Date to the date of this pricing supplement and will likely participate in any future distribution of the ETNs.

CSSU is expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the Daily Investor Fee. Any offering in which CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

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What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliate, CSSU, is the underwriter for the offering and sale of the ETNs. CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

Our affiliate, CSi, acting as Calculation Agent, will among other things, calculate the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, make determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, CSi is one of the Index Sponsors and in this role is responsible for the calculations used to determine the level of the Index. These determinations may be adverse to you. You should refer to “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of Credit Suisse’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of SLV Shares and listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the SLV Shares and/or issuing or trading other ETNs, including certain exchange-traded notes issued by Credit Suisse. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Components. Any of these hedging activities could affect the value of the SLV Shares and the Options, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs” and “Risk Factors—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

Do ERISA or the Code impose any limitations on purchases of the ETNs?

Employee benefit plans subject to ERISA (as defined below), entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase the ETNs as long as its purchase, holding and subsequent disposition of the ETNs is not prohibited under ERISA or the Code or any substantially similar laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the ETNs if the account, plan or annuity is for the benefit of an employee of CSSU or a family member and the employee receives any compensation (such as, for example, a bonus or other compensation which would otherwise not be received) based on the purchase of ETNs by the account, plan or annuity. Please refer to the section “Benefit Plan Investor Considerations” in this pricing supplement for further information.

PS-19

HYPOTHETICAL EXAMPLES

Hypothetical Coupon Amount Calculation

The hypothetical Coupon Amounts set forth below are for illustrative purposes only and are not expected to be the actual Coupon Amounts with respect to any Coupon Payment Date. The actual Coupon Amount on any Coupon Payment Date will be determined by reference to the Closing Indicative Value on the Index Business Day immediately preceding the Index Distribution Date and the Coupon Percentage for the relevant Coupon Payment Date and may be substantially different from any amounts set forth below. The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the notional sale of the call options written on the SLV Shares pursuant to the Index methodology described in this pricing supplement.

Example 1. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 5,000.00 and the Closing Indicative Value is equal to $15.00 and that, on the Index Distribution Date, the Distribution is equal to 50.00. The Coupon Amount will be $0.1500, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Amount (Closing Indicative Value * Coupon Percentage)
5,000.00	50.00	1.000%	$15.00	$0.1500

The Coupon Percentage will be calculated as follows:

Distribution	=	50.00	=	1.000%
Index Level		5,000.00

The Coupon Amount will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$15.00	x	1.000%	=	$0.15

PS-20

Example 2. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 10,000.00 and the Closing Indicative Value is equal to $28.00 and that, on the Index Distribution Date, the Distribution is equal to 110.00. The Coupon Amount will be $0.3080, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Amount (Closing Indicative Value * Coupon Percentage)
10,000.00	110.00	1.1000%	$28.00	$0.3080

The Coupon Percentage will be calculated as follows:

Distribution	=	110.00	=	1.1000%
Index Level		10,000.00

The Coupon Amount will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$28.00	x	1.1000%	=	$0.3080

Example 3. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 2,000.00 and the Closing Indicative Value is equal to $7.70 and that, on the Index Distribution Date, the Distribution is equal to 10.00. The Coupon Amount will be $0.0385, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Amount (Closing Indicative Value * Coupon Percentage)
2,000.00	10.00	0.5000%	$7.70	$0.0385

The Coupon Percentage will be calculated as follows:

Distribution	=	10.00	=	0.5000%
Index Level		2,000.00

The Coupon Amount will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$7.70	x	0.5000%	=	$0.0385

PS-21

Hypothetical Examples of the Payment at Maturity

The following examples show how the ETNs would perform in hypothetical circumstances, assuming an initial Index level of 10,000 and reflecting the $20.00 stated principal amount of each ETN as well as the Investor Fee Rate of 0.65% per annum. For purposes of the calculation in this table, each year is assumed to have 365 days. It is further assumed that no Coupon Amounts are paid during the term of the ETNs and that the Distribution for each Index Distribution Date is zero. Because of daily compounding, the actual Investor Fee Rate may exceed 0.65% per annum. We have included examples in which the level of the Index (i) increases at a constant rate of 2.5% each year, (ii) increases at a constant rate of 3% for five (5) years and then falls at a constant rate of 9% for five (5) years, (iii) decreases and increases alternatively each year, (iv) decreases at an accelerating rate and (v) increases and then decreases over the term of the ETNs. These examples highlight the behavior of the Closing Indicative Value of the ETNs at the end of each year in different circumstances. The figures in these examples have been rounded for convenience. Although your payment upon early redemption or acceleration would be based on the Closing Indicative Value of the ETNs on the applicable Valuation Date (the calculation of which includes the Daily Investor Fee based on the Investor Fee Rate of 0.65% per annum), which is calculated in the manner illustrated in the examples below, you should be aware that CSSU, our agent for any redemption at your option, will charge a fee of 0.125% per ETN redeemed. The Early Redemption Charge is not included in the examples below. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The figures set forth in the examples below are for purposes of illustration only and are not actual historical results. For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement.

Example 1. Assumptions: This example assumes that the level of the Index (Column B) has increased by approximately 2.5% each year from the inception date of the ETNs to the end of year 10. In this scenario, the Index has increased by approximately 28% over ten (10) years, and the closing value of the ETNs has increased by approximately 20% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	10,250.00	$20.37	2.50%	1.84%
2	10,506.30	$20.74	2.50%	1.84%
3	10,768.90	$21.12	2.50%	1.84%
4	11,038.10	$21.51	2.50%	1.84%
5	11,314.10	$21.90	2.50%	1.84%
6	11,596.90	$22.31	2.50%	1.84%
7	11,886.90	$22.72	2.50%	1.84%
8	12,184.00	$23.13	2.50%	1.84%
9	12,488.60	$23.56	2.50%	1.84%
10	12,800.80	$23.99	2.50%	1.84%
Hypothetical return on $20.00 investment after 10 years:				19.95%

PS-22

Example 2. Assumptions: This example assumes that the level of the Index (Column B) has increased by approximately 3% each year from the inception date of the ETNs to the end of year 5, and decreased by 9% each year until the end of year 10. In this scenario, the Index has decreased by approximately 28% over ten (10) years, and the closing value of the ETNs has decreased by approximately 32% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	10,300.00	$20.47	3.00%	2.33%
2	10,609.00	$20.94	3.00%	2.33%
3	10,927.30	$21.43	3.00%	2.33%
4	11,255.10	$21.93	3.00%	2.33%
5	11,592.70	$22.44	3.00%	2.33%
6	10,549.40	$20.29	-9.00%	-9.59%
7	9,599.90	$18.35	-9.00%	-9.59%
8	8,736.00	$16.59	-9.00%	-9.59%
9	7,949.70	$15.00	-9.00%	-9.59%
10	7,234.20	$13.56	-9.00%	-9.59%
Hypothetical return on $20.00 investment after 10 years:				-32.21%

Example 3. Assumptions: This example assumes that the level of the Index (Column B) has decreased and increased by 3% alternatively each year from the inception date of the ETNs to the end of year 10. In this scenario, the Index has decreased by approximately 0.5% over ten (10) years, and the closing value of the ETNs has decreased by approximately 7% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	9,700.00	$19.27	-3.00%	-3.63%
2	9,991.00	$19.72	3.00%	2.33%
3	9,691.30	$19.01	-3.00%	-3.63%
4	9,982.00	$19.45	3.00%	2.33%
5	9,682.50	$18.75	-3.00%	-3.63%
6	9,973.00	$19.18	3.00%	2.33%
7	9,673.80	$18.49	-3.00%	-3.63%
8	9,964.00	$18.92	3.00%	2.33%
9	9,665.10	$18.23	-3.00%	-3.63%
10	9,955.10	$18.66	3.00%	2.33%
Hypothetical return on $20.00 investment after 10 years:				-6.71%

PS-23

Example 4. Assumptions: This example assumes that the level of the Index (Column B) has decreased at an accelerating rate from the inception date of the ETNs to the end of year 10. In this scenario, the Index has decreased by approximately 97% over ten (10) years, and the closing value of the ETNs has decreased by approximately 97% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	8,819.00	$17.52	-11.81%	-12.38%
2	7,460.00	$14.73	-15.41%	-15.96%
3	6,041.80	$11.85	-19.01%	-19.54%
4	4,675.80	$9.11	-22.61%	-23.11%
5	3,450.30	$6.68	-26.21%	-26.69%
6	2,421.70	$4.66	-29.81%	-30.27%
7	1,612.60	$3.08	-33.41%	-33.84%
8	1,015.80	$1.93	-37.01%	-37.42%
9	603.30	$1.14	-40.61%	-40.99%
10	336.60	$0.63	-44.21%	-44.57%
Hypothetical return on $20.00 investment after 10 years:				-96.85%

Example 5. Assumptions: This example assumes that the level of the Index (Column B) has increased each year from the inception date to the end of year 3, and decreased at an increasing rate from the end of year 4 to the end of year 10. In this scenario, the Index has decreased by approximately 59% over ten (10) years, and the closing value of the ETNs has decreased by approximately 62% over the same period.

A	B	C	D	E
Year	Index Level	Closing Value	Annualized Index Return	Annualized ETN Return
0	10,000.00	$20.00	n/a	n/a
1	10,819.00	$21.50	8.19%	7.49%
2	11,315.60	$22.34	4.59%	3.91%
3	11,427.60	$22.41	0.99%	0.34%
4	11,129.40	$21.69	-2.61%	-3.24%
5	10,438.20	$20.21	-6.21%	-6.82%
6	9,414.20	$18.11	-9.81%	-10.39%
7	8,151.80	$15.58	-13.41%	-13.97%
8	6,765.20	$12.84	-17.01%	-17.55%
9	5,370.90	$10.13	-20.61%	-21.12%
10	4,070.60	$7.63	-24.21%	-24.70%
Hypothetical return on $20.00 investment after 10 years:				-61.86%

PS-24

RISK FACTORS

The ETNs are senior unsecured debt obligations of Credit Suisse AG (“Credit Suisse”). The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement and prospectus and are riskier than ordinary unsecured debt securities. The return on the ETNs will be based on the performance of the Index. Investing in the ETNs is not equivalent to investing directly in silver, the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. We urge you to read the following information about these risks, together with the other information in or incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

RISKS RELATED TO THE ETNs

The ETNs do not guarantee any return of your initial investment and you may lose all or a significant part of your investment in the ETNs

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs do not guarantee payment of the stated principal amount at maturity, or payment upon early redemption or acceleration, and you may incur a loss of your initial investment. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment on the ETNs will be reduced, and possibly significantly reduced, if the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Payment at Maturity, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

The ETNs are subject to the credit risk of Credit Suisse

Although the return on the ETNs will be based on the performance of the Index, the payment of any amount due on the ETNs, including any payment at maturity or upon early redemption or acceleration and any Coupon Amounts are subject to the credit risk of Credit Suisse. Investors are dependent on Credit Suisse’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index

As an investor in the ETNs, you will be exposed to fees and costs at two levels. First, the value of the Index used to calculate the payment at maturity or upon early redemption or acceleration will be reduced by the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index. These costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the SLV Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the SLV Shares on the date of such notional transactions and, which, on an annual basis, are approximately equal to 0.84%. The actual cost will

PS-25

vary depending on the value of the SLV Shares on the date of such transactions. These costs are built into the calculation of the level of the Index and, as a result, the Closing Level of the Index will be less than it would be if such costs were not included, subsequently reducing the value of, and your return on, the ETNs. Such reduction may be significant.

Second, the Daily Investor Fee, which is based on an annual Investor Fee Rate of 0.65% per annum, (and the Early Redemption Charge, if you offer your ETNs for early redemption) reduces the amount of your payment at maturity or upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the impact of the Daily Investor Fee (and the Early Redemption Charge, if you offer your ETNs for early redemption), you will receive less, and possibly significantly less, than the initial amount of your investment in the ETNs.

The ETNs do not pay fixed periodic interest payments

We will not pay fixed periodic interest on the ETNs. Instead you will be entitled to receive a variable monthly Coupon Amount as described herein. The Coupon Amount will depend on the Index distribution of the notional premium received in connection with the sale of the monthly strike call options of approximately 106% on the SLV Shares. Premiums on sales of such call options are affected by numerous factors, including the price of the SLV Shares, the level at which the strike price is set, the change in the price of SLV Shares during the roll period, interest rates and volatility in the markets generally. Accordingly, the Coupon Amount is uncertain and could be zero. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the payment at maturity is based on the appreciation or depreciation of the Index. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

You are not guaranteed any Coupon Amount on your ETNs

Your Coupon Amounts, if any, are not fixed and could be zero with respect to any Coupon Payment Date. To the extent the Coupon Percentage on an Index Distribution Date is equal to or less than zero, there will be no Coupon Amount made on the corresponding Coupon Payment Date. In addition, if you offer your shares for redemption, the Early Redemption Amount will be the sole payment in respect of the ETNs and no Coupon Amount will be due or payable.

You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies

The ETNs are designed to reflect a long exposure to the performance of the Index which is comprised of notional long positions in SLV Shares and short positions in call options on the SLV Shares. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to sell your ETNs in the secondary market, if one exists. The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero. The Intraday Indicative Value and the Closing Indicative Value will be published on each Trading Day under the Bloomberg ticker symbol “SLVOIV” and under the Yahoo! Finance ticker symbol “^SLVO-IV”.

PS-26

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their indicative value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to sell additional ETNs at any time, and we may suspend issuance of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. Any premium may be reduced or eliminated at any time.

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of such ETNs in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

The ETNs may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in SLV Shares and notional short positions in the Options.
PS-27

•	You are not familiar with covered call strategies or do not understand the investment strategy underlying the Index or are not willing to be exposed notional long positions in SLV Shares, notional short positions in the Options, risks associated with options transactions or the Notional Transaction Costs associated with implementing the Index strategy.
•	You seek fixed periodic interest payments on your investment and are not willing to accept variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the notional sale of call options.
•	You are not willing to be exposed to fluctuations in the price of silver generally and the price of the SLV Shares, the value of the related Options and the level of the Index in particular.
•	You are not willing to be exposed to the trading price of the ETNs or you do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium is no longer present in the market place or the ETNs are accelerated (including at our option).
•	You are not willing to actively and frequently monitor your investment in the ETNs.
•	You are not willing to accept the risk that Credit Suisse may accelerate all or a portion of your ETNs at any time.
•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.
•	You believe the value of the Index Components or the value of the Index will decrease or will not increase by an amount sufficient to offset the Notional Transaction Costs, the Daily Investor Fee and in the case of Early Redemption, the Early Redemption Charge, over your intended holding period of the ETNs.
•	You seek an investment that does not limit the upside participation in any appreciation in the value of the SLV Shares or one that limits exposure to any decline in the value of the SLV Shares.
•	You believe that the value of the SLV Shares will either (i) decline by an amount that exceeds the monthly notional call option premiums reflected in the Index or (ii) appreciate above the strike price of the notional Options.
•	You do not understand the terms of the investment in the ETNs or you are not familiar with the behavior of the Index and options, commodities and financial markets generally.
•	You seek a guaranteed return of your initial investment.
•	You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.
•	You do not want to incur the Notional Transaction Costs associated with the Index or to pay the Daily Investor Fee and the Early Redemption Charge, which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.
•	You are not willing to be exposed to the credit risk of Credit Suisse AG, as issuer of the ETNs.
PS-28

Investors considering purchasing ETNs should be experienced with covered call strategies and options and the risks associated with options transactions and should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

The “covered call” strategy of the Index may not result in an increase in the level of the Index because the gains on the strategy are limited by the strike price of the notional call options

The ETNs are linked to an Index which measures the return of a covered call strategy on the SLV Shares by reflecting price changes in the SLV Shares and the option premiums generated from the notional sale of monthly call options on the SLV Shares. The ETNs are subject to the Daily Investor Fee based on an annual Investor Fee Rate of 0.65% and the Index is subject to the Notional Transaction Costs of hypothetically buying and selling the call options and selling the SLV Shares equal to 0.03%, 0.03% and 0.01%, respectively, times the closing price of the SLV Shares on the date of such notional transactions and, which, on an annual basis, are approximately equal to 0.84%. The actual cost will vary depending on the value of the SLV Shares on the date of such transactions. You should understand the risk of this strategy before you invest.

A covered call strategy limits participation in the appreciation of the underlying asset, in this case the SLV Shares. As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the SLV Shares or silver, the price of which the SLV Shares seek to track. The Options included in the Index limit the Index’s participation in the appreciation of the SLV Shares to the strike price of each Option during its term. Consequently, the Index may not participate as fully in the appreciation of the SLV Shares as would an investment linked directly to the SLV Shares or a direct investment in silver. In general, if the price of the SLV Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the SLV Shares.

The maximum gains on the appreciation of SLV Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the SLV Shares above the call strike price. If the price of the SLV Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the SLV Shares will generally be offset by the value of the outstanding Options. While the strike price of the Options included in the Index will operate to limit the Index’s participation in any increase in the value of the SLV Shares, the Index’s exposure to any decline in the value of the SLV Shares will not be limited. In addition, the level of the Index is reduced by the Notional Transaction Costs and the value of the ETNs is reduced by the Daily Investor Fee.

Changing prices of the Index Components will affect the value of the ETNs

The Index includes Options which are rolled each month. As an Option approaches expiration, it is replaced by a contract that has a later expiration. This process is referred to as “rolling”. First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The roll period for the Index is, normally, the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date of the relevant Options (each, a “Roll Date”). The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date and generally will equal 20%. In the event that one or more roll disruptions result in there being fewer than five (5) scheduled Index Calculation Days prior to Option expiration, the roll percentage will be greater than 20%, and in the event of an extraordinary roll disruption, the roll percentage may be up to 100%. The Index will be rebalanced at the end of each Roll Date and will be exposed to changes in the price of the SLV Shares, changes in interest rates and market volatility generally during the roll period. These factors can lead to reduced notional Option premiums being received during the roll period, which could adversely affect the amount of the Distribution, the level of the Index and, accordingly, the value of the ETNs and the Coupon Amounts.

Additionally, the Index will be exposed to increases in the value of the Options that were sold during the immediately prior roll period, which are reflected as a short position in the Index and are notionally repurchased during the subsequent roll period. Any increase in the value of these Options after the roll period in which such Options are notionally sold could adversely affect the level of the Index and, accordingly, the value of the ETNs.

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The value of the ETNs will not track the price of silver

The ETNs should not be expected to track the price of silver because of the fees and expenses applied to each of the SLV Shares and the ETNs as well as the design of the Index methodology which limits upside participation in any appreciation of the SLV Shares. The expenses of the SLV Shares are accrued daily and currently reflect an annual expense ratio of 0.50%. The level of the Index is reduced by the Notional Transaction Costs and the value of the ETNs is reduced by the Daily Investor Fee. A covered call strategy limits participation in the appreciation of the underlying asset, in this case the SLV Shares.

As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the SLV Shares or silver, the price of which the SLV Shares seek to track (before fees and expenses). The Options included in the Index limit the Index’s participation in the appreciation of the SLV Shares to the strike price of each Option during its term. Consequently, the Index will not participate as fully in the appreciation of the SLV Shares as would an investment linked directly to the SLV Shares or a direct investment in silver. In general, if the price of the SLV Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the SLV Shares.

The maximum gains on the appreciation of SLV Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the SLV Shares above the call strike price. If the price of the SLV Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the SLV Shares will generally be offset by the value of the outstanding Options. As a result, the monthly appreciation of the Index is capped at 6%, which appreciation may be partially offset by the Notional Transaction Costs in implementing the covered call strategy. By contrast, the Index’s exposure to any decline in the price of the SLV Shares is not limited.

In addition, the level of the Index is reduced by the Notional Transaction Costs and the value of the ETNs is reduced by the Daily Investor Fee. Because the Index, the SLV Shares and the ETNs are each subject to fees and costs and the value of the ETNs will decline each month in connection with the Index Distribution and Coupon Amount, the performance of the ETNs should not be expected to mirror the performance of the price of silver.

The Coupon Amount you are entitled to receive and the level of the Index are affected by market factors that interrelate in complicated ways. Any potential increase in the value of the Options may reflect a greater likelihood that you will not participate fully in the appreciation of the SLV Shares or a higher likelihood that the Index will be exposed to a decline in the value of the SLV Shares, which in either case could adversely affect the level of the Index and the value of the ETNs

The ETNs are linked to an Index which measures the return of a covered call strategy on SLV Shares by reflecting price changes in the SLV Shares (up to the strike price of the related Options) and the Option premiums generated from the notional sale of monthly call options on the SLV Shares. The ETNs are subject to the Daily Investor Fee and the Index is subject to the Notional Transaction Costs. Because the covered call methodology applied by the Index reflects a notional short position in the Options (the Index is a notional seller of call options), the level of the Index will not increase beyond the strike price of the Options, even if the price of the SLV Shares appreciates significantly. The Index notionally sells the Options and receives the call premium; it does not receive any gain if the SLV Share price increases above the strike price.

The Coupon Amount payable on the ETNs depends on the notional premium received in connection with the sale of the Options and the value of the Options during their term. The value of the Options varies with the value of the underlying SLV Shares over time. The premiums reflect the “likelihood” or chance of the Options finishing “in-the-money” or above the strike price. The Option premium generally will be higher when the Options have more time to expire and when the underlying SLV Shares show more volatility. Accordingly, a higher premium reflects a view of a greater likelihood that the price of the SLV Shares will increase above the strike price of the Options. Because the Index will reflect a notional short position in the Options after the premium is generated, the level of the Index will be adversely affected in situations where market participants attribute a greater potential value to such Options.

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For example, it is possible that the price of the SLV Shares may increase over the course of the roll period, during which time the Options are sold. Because the strike level of the Options to be sold was selected immediately prior to the roll period, the strike level of the options may be less than 106% of the level of the SLV Shares on the day that such Options are sold. While this type of movement would be likely to increase the premium received for the sale of the options, investors will not participate in any further increase in the appreciation of the level of the SLV Shares above the strike level determined immediately prior to the roll period. In this situation, there is a greater likelihood that investors will not fully participate in the appreciation of the level of the SLV Shares.

Additionally, in times of greater expected volatility in the price of the SLV Shares, market expectations reflect a higher possibility that the price of the SLV Shares is likely to move upwards or downwards from the current price of the SLV Shares and that such movement could be substantial. During such times, market participants may be willing to pay more for call options in order to access potential appreciation in the price of the SLV Shares while avoiding any potential downside exposure to the SLV Shares. In this type of environment, there is a larger likelihood that the level of the SLV Shares will increase above the strike price of the options or decrease below the current level. The level of the Index and, consequently, the value of the ETNs, will be fully exposed to any decline in the value of the SLV Shares, but the level of the Index and, consequently, the value of the ETNs, will not participate in any appreciation in the value of the SLV Shares above the strike price of the call options.

The above factors, as well as other factors that may affect the Coupon Amount, may adversely affect the level of the Index and the value of your ETNs. You should understand the risk of the covered call strategy implemented by the Index before you invest.

The manner in which the Index is calculated, including the Notional Transaction Costs and daily value of the Options reflected in the Index, may have a negative impact on the level of the Index compared to alternative methods for implementing a covered call strategy

Although the Index is intended to measure the return of a covered call strategy on the SLV Shares, the manner in which the Index is calculated may have a negative impact on the level of the Index and the value of the ETNs.

For example, when an Option is hypothetically sold by the Index, the premium generated is calculated using the last published “bid price” for the related listed option on such day. This “bid price” is the price at which purchasers have indicated they are willing to purchase such option and may be lower than the last price at which the sale of an option was completed. Additionally, the amount of any premium will be reduced by a “trading adjustment” equal to 0.0003 times the closing price of the SLV Shares on such date.

Similarly, when an Option position is hypothetically repurchased by the Index, the cost of such repurchase is calculated using the last published “ask price” for the related listed option on such day. This “ask price” is the price at which sellers have indicated they are willing to sell such option. This “ask price” will be higher than the corresponding “bid price” for the option, which will increase the cost of repurchasing the Options. Additionally, the cost of repurchasing the Options will be increased by a “trading adjustment” equal to 0.0003 times the closing price of the SLV Shares on such date.

In connection with the notional repurchase of Expiring Options, the Index will decrease the number of SLV Shares held by the Index, reflecting a hypothetical sale of SLV Shares to fund the repurchase of the Options. The notional proceeds generated by the sale of SLV Shares will be reduced by a “trading adjustment” equal to 0.0001 times the closing price of the SLV Shares on such date.

In addition, because the calculation of the level of the Index reflects a hypothetical short position in the Option, the level of the Index on any day decreases with any increase in the value attributed to the Options on such date. The value attributed to the Options on a given date is calculated using the “mid price” on such date, which is the average of the “ask price” and the “bid price” for the related listed option. It is possible that a “bid price” will not exist for the option on a given date, reflecting that no market participants have indicated that they are willing to purchase the option at any price. In this case, the Index will calculate the bid price by reference to the outstanding “ask price.” If the adjusted “bid price” is greater than zero, this will increase the value attributed to the Options and will consequently decrease the level of the Index.

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Accordingly, the manner in which the Index is calculated may have a negative impact on the level of the Index. Any decrease in the level of the Index will decrease the value of your ETNs. It is possible that your return will be less than if you had invested in an alternative covered call strategy. You should understand the manner in which the Index is calculated and carefully review “The Index” in this pricing supplement before you invest.

A substantial delay will exist between the hypothetical sale of any options and the delivery of any premium received in the form of a Coupon Amount, and you will not be compensated for any such delay

Any Coupon that you may be entitled to receive on your ETNs will be calculated based on the Coupon Percentage on the Index Distribution Date and paid on the corresponding Coupon Payment Date. The Coupon Percentage will be calculated based on the notional premium generated from the sale of options from the prior month, which will be reflected in the Index during the period prior to the Index Distribution Date. As a result, a delay of approximately one month, and possibly more, will exist between the dates on which the notional premium is reflected in the Index and the Index Distribution Date based on which the corresponding Coupon Percentage is calculated. The amount available for distribution included in the Index will not accrue interest during this time period. Moreover, a delay of up to two (2) weeks may exist between the Index Distribution Date and the Coupon Payment Date, and any Coupon Amount you are entitled to receive will not accrue further interest during this time period.

As a result, a substantial delay will exist between the notional receipt of any options premium and any associated Coupon Amount on your ETNs, and you will not be compensated for this delay.

Disruption Events may adversely affect the Closing Level of the Index and the value of the ETNs

The Index includes Options which are rolled each month during the Index Rebalancing Period. During this process, Options that are nearing their expiration are notionally repurchased, and SLV Shares are notionally sold in order to cover the cost of this repurchase. New Options are then sold, and the notional proceeds from such sale are included in the level of the Index and will affect the subsequent Coupon Amount on the ETN. If an Index Disruption Event (as defined herein) occurs, the Index will postpone the repurchase of the expiring Options, the sale of the SLV Shares, and the sale of the new Options until the next Index Calculation Day on which an Index Disruption Event does not occur, even if trading in all such Index Components was not disrupted. The price on the next Index Calculation Day of the SLV Shares or Options that are being sold may be lower than the price of such Index Component on the day on which the Index Disruption Event occurred, and the price on the next Index Calculation Day of the Options being repurchased may be higher than on the day on which the Index Disruption Event occurred, which could in either case adversely affect the level of the Index and, accordingly, the value of the ETNs.

Additionally, the roll period for the Index is, normally, the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date for the Options sold during the previous Index Rebalancing Period. In the event that Index Disruption Events result in fewer than five (5) Index Calculation Days occurring prior to the day on which such Options expire, the Index will roll its position over such fewer Index Calculation Days, which could result in more than 20% of the notional position of the Index Components being rolled on an Index Calculation Day. Because we expect to hedge our obligations relating to the ETNs and will be transacting in the SLV Shares and the Option during the roll period, the notional position being rolled could adversely affect the level of the Index and, accordingly, the value of the ETNs. See “—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the Index may impair the value of your ETNs.”

In the event that Index Disruption Events result in a failure of the Index to notionally repurchase all of the expiring Options prior to the day on which such Options are scheduled to expire, the first Index Calculation Day on which an Index Disruption Event does not occur will constitute an “Extraordinary Roll Date” on which all such Options will be deemed to be repurchased by the Index. The price at which the Index is deemed to repurchase such expiring Options will be adjusted to reflect the Notional Transaction Costs associated with such repurchase and/or any exercise of the Options prior to the Index Calculation Day. The impact of any such adjustment could be substantial. The Notional Transaction Costs associated with such repurchase of the expiring Options will adversely affect the level of the Index and, accordingly, the value of the ETNs.

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For more information on how Index Disruption Events may affect the value of the ETNs, see “The Index—Roll Percentage and Disruptions.”

Concentration risks associated with the ETNs

The return on the ETNs is linked to the performance of the Index, which measures the return of a “covered call” strategy on the SLV Shares and the option premiums generated from the notional sale of monthly call options on the SLV Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy. The SLV Shares seek to mirror the price of silver, before fees and expenses. Consequently, the ETNs reflect a concentrated exposure to a single asset and, therefore, could experience greater volatility than a more diversified investment and are exposed to significant market risks. An investment in securities linked to the performance of a single asset lacks diversification and does not have the benefit of other offsetting components which may increase when other components are decreasing. The price of silver may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the ETNs are linked to an Index reflecting a concentrated investment strategy, they carry greater risk and may be more volatile than a security linked to the prices of multiple assets or a broad-based index.

If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero and you will lose all of your investment in the ETNs.

It is possible that your ETNs will be accelerated due to a fall in the Intraday Indicative Value to 5% or less than the prior day’s Closing Indicative Value of such ETNs and your investment will be lost before the scheduled maturity of the ETNs

Because the Intraday Indicative Value is calculated throughout each Trading Day, adverse daily performances of the Index on a Trading Day will be reflected in the current Closing Indicative Value rather than only upon early redemption, acceleration or at maturity. If there are severe or repeated adverse daily performances for the Index during the term of the ETNs, the Intraday Indicative Value of such ETNs on any Trading Day could be reduced to 5% or less of the prior day’s Closing Indicative Value. If this occurs, the ETNs will automatically accelerate for an amount equal to that day’s Closing Indicative Value of such ETNs and you may not receive any of your initial investment.

Credit Suisse may accelerate the ETNs, in whole or in part, at any time

We have the right to accelerate the ETNs in whole or in part and pay you an amount equal to, in the event of an acceleration of all outstanding ETNs, the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the applicable Accelerated Valuation Period, or, in the event of an acceleration of less than all outstanding ETNs, the Closing Indicative Value on the applicable Accelerated Valuation Date, on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”) or if an Acceleration Event has occurred in our or the Calculation Agent’s determination (an “Event Acceleration”). Accordingly, you should not expect to be able to hold the ETNs to maturity. As discussed in the section “Specific Terms of the ETNs—Acceleration at Our Option or Upon an Acceleration Event,” the type of events that may trigger an Event Acceleration are (a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for the Calculation Agent to hold, acquire or dispose of options or futures contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agent; (b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official

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pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for the Calculation Agent to hold, acquire or dispose of options or futures contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs; (c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for the Calculation Agent to hold, acquire or dispose of options contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs; (d) any event, as determined by us or the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset; (e) if, at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or (f) if the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable. If we accelerate the ETNs, you will only receive an amount equal to, in the event of an acceleration in whole, the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the applicable Accelerated Valuation Period, or, in the event of an acceleration in part, the Closing Indicative Value on the applicable Valuation Date, and you will not receive any other compensation or amount for the loss of the investment opportunity of holding the ETNs. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for further information.

The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index

Publication of the Index began on March 28, 2013. Accordingly, the Index has limited historical data, and that historical data may not be representative of the Index’s potential performance under other market conditions. Because the Index has limited performance history, an investment in the ETNs may involve a greater risk than an investment in a financial product linked to one or more indices with a longer record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s proprietary methodology as the basis for an investment decision. Furthermore, any back-tested or historical performance of the Index is not an indication of how the Index will perform in the future.

Index levels prior to March 28, 2013 represent the retrospectively calculated performance of the Index, had it existed at the relevant time, based on certain data, assumptions and estimates, not all of which may be specified herein. These data, assumptions and estimates may be different from those that someone else might use to retrospectively calculate the Index levels. In calculating the retrospectively calculated performance of the Index, we have assumed that no disruption events or modifications to the methodology occurred during the period prior to March 28, 2013. There can be no assurance that there will not be any such disruption events or modifications which would adversely affect the level of the Index in the future. Retrospectively calculated Index levels based on different assumptions or for a different time period may produce different results. In any event, no information presented on the prior performance of the Index, whether actual or retrospectively calculated, should be relied on as an indicator

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of the future performance of the Index. It is impossible to know whether the level of the Index will rise or fall in the future.

The historical performance of the Index set forth in this pricing supplement does not give effect to the Daily Investor Fee, Early Redemption Charge or other charges on the ETNs. The Daily Investor Fee and Early Redemption Charge will adversely affect your return on the ETNs. See “Risk Factors— Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index” in this pricing supplement.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially April 21, 2033. We may at our option extend the maturity of the ETNs for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs

Because the Daily Investor Fee and in the case of Early Redemption, the Early Redemption Charge reduces the amount due to you upon early redemption, acceleration or at maturity of the ETNs, the level of the Index must increase significantly in order for you to receive at least your initial investment amount upon early redemption, acceleration or maturity of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the Daily Investor Fee over the term of the ETNs and in the case of Early Redemption, the Early Redemption Charge, you will receive less, and possibly significantly less, at maturity of your ETNs or upon early redemption or acceleration of the ETNs than the amount of your initial investment. For more information on how the Daily Investor Fee affects the value of the ETNs, see “Hypothetical Examples.”

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must redeem at least 50,000 ETNs, the Minimum Redemption Amount at one time, and may redeem multiples of 50,000 ETNs in excess of the Minimum Redemption Amount. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer to us for early redemption, settlement of any early redemption will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after Credit Suisse confirms your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

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You may not request early redemption of your ETNs after April 8, 2033 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended)

You may not request early redemption of your ETNs after April 8, 2033 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended), which is the final Redemption Notice date. In such case, you will receive any payment due on the scheduled Maturity Date.

An Early Redemption Charge of 0.125% per ETN will be charged upon an early redemption at your election

CSSU will act as our agent in connection with any offer by you of your ETNs for redemption and will charge a fee of 0.125% per ETN times the Closing Indicative Value per ETN on the Early Redemption Valuation Date. The imposition of this fee will mean that you will not receive the full amount of the Closing Indicative Value upon an early redemption at your election.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an election to redeem your ETNs, which becomes irrevocable after Credit Suisse confirms your offer. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The formula for determining the Redemption Amount does not take into account all developments in the Index

Changes in the level of the Index during the term of the ETNs before the Valuation Date will not necessarily be reflected in the calculation of the Redemption Amount. The Calculation Agent will calculate the Redemption Amount by utilizing the Closing Indicative Value on the applicable Valuation Date(s). No other levels of the Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. In addition, no Coupon Amount will be due or payable upon any redemption of the ETNs. As a result, you may lose a significant part of your investment even if the level of the Index has risen at certain times during the term of the ETNs.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including calculation of the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, determinations with respect to the Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. The exercise of this discretion could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—We or our affiliates may have economic interests adverse to those of the holders of the ETNs.”

Credit Suisse is subject to Swiss Regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is

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over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs, as well as the Redemption Amount:

•	the level of the Index at any time,
•	the expected volatility of the Index,
•	the volatility of the Index Components or of any options or futures contracts relating to the Index or the Index Components,
•	the liquidity of the Index Components or of any options or futures contracts relating to the Index or the Index Components,
•	the Index Components and changes to those Index Components over time,
•	the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index and the Daily Investor Fee,
•	economic, financial, regulatory, political, judicial, military and other events that affect commodities markets generally, the Index or the relevant options contracts relating to the Index and the Index Components,
•	supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),
•	global supply and demand for silver, which is influenced by such factors as forward selling by producers, purchases made by producers to unwind hedge positions, other purchases and sales and production and cost levels in silver-producing countries,
•	interest and yield rates and rate spreads in the markets,
•	the time remaining until your ETNs mature, and
•	the actual or perceived creditworthiness of Credit Suisse.

You cannot predict the future performance of the Index based on the historical or retrospectively calculated performance of the Index or the historical performance of the Index Components. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

The liquidity of the market for the ETNs may vary materially over time

We sold a portion of the ETNs on the Inception Date and additional ETNs will be issued and sold from time to time through CSSU, an affiliate of ours. Also, the number of ETNs outstanding could be reduced at any time

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due to early redemption or acceleration of the ETNs as described in this pricing supplement. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to Credit Suisse at one time for redemption on any Early Redemption Date.

You will not have any rights in the SLV Shares, in call options relating to such shares or in silver

As an owner of the ETNs, you will not have rights that holders of the SLV Shares or in any call options on the SLV Shares may have. In addition, you will have no ownership interest in silver, the price of which the SLV Shares seek to track. Additionally, the return on the ETNs, if any, may be less than the return on a direct investment in the Index Components tracked by the Index due to the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index. Also, the return on the ETNs, if any, may be less than the return on a similar investment in other instruments tracking the Index due to the Daily Investor Fee (and the Early Redemption Charge, if you offer your ETNs for early redemption). Any amounts due on your ETNs will be subject to the ability of the issuer to satisfy its obligations and will be paid in cash. You will have no ownership rights in, or right to receive delivery of, any Index Component.

Share and option prices may change unpredictably, affecting the level of the Index and the value of the ETNs in unforeseeable ways

Trading in the SLV Shares and Options that comprise the Index Components is speculative and can be extremely volatile. Market prices of the Index Components may fluctuate rapidly based on numerous factors, including the supply and demand characteristics of the market, including the availability of alternate investment opportunities and changes in interest and yield rates in the market. These factors may affect the level of the Index and the value of your ETNs in varying ways, and different factors may cause the prices of the Index Components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

There may not be an active trading market for your ETNs

We have listed the ETNs on the NASDAQ exchange under the ticker symbol “SLVO”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. A trading market for the offered ETNs may not continue for the term of the ETNs. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market.

No assurance can be given as to the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on the NASDAQ exchange or any other exchange and the liquidity of the market for the ETNs could vary materially over the term of the ETNs.

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the options contracts relating to the Index or the SLV Shares, listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the Index, or other instruments linked to the Index, certain exchange-traded notes issued by Credit Suisse, or the futures contracts relating to the Index or the SLV Shares, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the SLV Shares, the Options or listed or over-the-counter

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options, futures contracts, swaps or other derivative instruments relating to the Index or the Options—and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you.

We, our affiliates or third parties with whom we transact may also engage in trading in options or futures contracts relating to the Index or the SLV Shares, or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options, or instruments whose returns are linked to the Index or the Options, certain exchange-traded notes issued by Credit Suisse or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts relating to the Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the SLV Shares or the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options—and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the SLV Shares or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the SLV Shares. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index, the SLV Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other instruments linked to the Index, certain exchange-traded notes issued by Credit Suisse or the SLV Shares. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the SLV Shares and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the SLV Shares, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

CSi, an affiliate of ours, will act as the Calculation Agent for the ETNs. As Calculation Agent, CSi will make certain calculations and determinations that may impact the value of the ETNs. Among other things, the Calculation Agent is responsible for calculation of the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, CSi is one of the Index Sponsors and in this role is responsible for the calculations used to determine the level of the Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

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In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time” above.

We and our affiliates also may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked or related to the performance of the Index or the Index Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the ETNs.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two (2) additional five-year periods following the originally scheduled maturity date of April 21, 2033.

Suspension or disruptions of market trading in options or futures contracts may adversely affect the value of your ETNs

Options markets like the Chicago Board Options Exchange (CBOE), the market for the Options included in the Index, are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. These circumstances could affect the value of the Index and therefore could adversely affect the value of your ETNs.

The ETNs are not regulated by the Commodity Futures Trading Commission

The proceeds to be received by us from the sale of the ETNs will not be used to purchase or sell any commodity futures contracts or options on futures contracts (collectively, “futures”), or swaps for your benefit. An investment in the ETNs thus neither constitutes an investment in futures, swaps nor a collective investment vehicle that trades in futures or swaps (i.e., the ETNs will not constitute a direct or indirect investment by you in futures or swaps), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”). Among other things, this means that the issuer is not registered with the CFTC as a futures commission merchant (an “FCM”) and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures on a regulated futures exchange through a registered FCM. For example, the price you pay to purchase the ETNs will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the ETNs, an investment in a collective investment vehicle that invests in futures on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator (a “CPO”), unless it qualifies for an exemption from such registration requirements. Because the ETNs will not be interests in a commodity pool, the ETNs will not be regulated by the CFTC as a commodity pool, Credit Suisse AG will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

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The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement and in the accompanying prospectus supplement and prospectus, and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all United States federal income tax purposes as a pre-paid financial contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize ordinary income upon receipt or accrual of the Coupon Amounts in accordance with your regular method of accounting, and, in addition, should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a notice indicating that it and the Treasury Department (“Treasury”) are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

RISKS RELATED TO THE INDEX, THE iSHARES® SILVER TRUST AND SILVER

Owning the ETNs is not the same as directly owning SLV Shares or options contracts related to the SLV Shares

The return on your ETNs will not reflect the return you would realize if you actually purchased the SLV Shares or sold call options relating to such shares. You will not have any rights that holders of such assets or instruments have. Although you have no ownership rights or interests in the Index Components, you are exposed to risks associated with such components, as more fully described below.

Commodity prices, including the price of silver, can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

The price of silver is primarily affected by the global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, photography and jewelry and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of silver has historically been, and may once again become, extremely volatile.

The markets for futures contracts and options on futures contracts, including those futures contracts related to silver, are subject to extensive statutory, regulatory and exchange-imposed requirements, and the regulation of

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commodity transactions in the U.S. and other countries is subject to ongoing modification by government and judicial action. The effects of any future regulatory change or exchange requirement on the value of the ETNs are impossible to predict, but could be substantial and adverse to the interests of securityholders. Recently, the CFTC re-proposed position limits for certain futures and option contracts in the major metals markets and for swaps that are their economic equivalents, and has also recently finalized a related aggregation rule that requires market participants to aggregate their positions with certain other persons under common ownership or control, unless an exemption applies, for purposes of determining whether the position limits have been exceeded. If these position limit rules (or substantially similar rules) are ultimately adopted, they may have the effect of making the futures markets, including those futures and options related to silver, less liquid and more volatile.

These factors may have a larger impact on commodity prices, including the price of silver, and on commodity-linked instruments than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the level of the Index, and thus the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in ETNs linked to the Index inappropriate as the focus of an investment portfolio.

The correlation between the performance of the SLV Shares and the price of silver may be imperfect

A discrepancy may exist between the performance of the SLV Shares and the price of silver. The SLV Shares seek to mirror the price of silver, before fees and expenses. The expenses of the SLV Shares are accrued daily and currently reflect an annual expense ratio of 0.50%. In addition, because the SLV Shares are traded on an exchange and are subject to market supply and investor demand, the market value of one SLV Share may differ from the net asset value per SLV Share. Because of these potential discrepancies, the return on SLV Shares may not correlate with the return on silver over the same period.

Termination of the iShares® Silver Trust could adversely affect the value of the ETNs

The iShares® Silver Trust may terminate and liquidate. If the iShares® Silver Trust is terminated and liquidated, such termination and liquidation could occur at a time which is disadvantageous to you, such as when the price of the SLV Shares is lower than the price of such shares at the time when you purchased your ETNs. In such circumstances, the Calculation Agent may have discretion with respect to identifying a successor index or determining the value of your ETNs and any action taken by the Calculation Agent may have an adverse impact on the value of your ETNs.

Silver may be subject to loss, damage, theft or restriction on access

The SLV Shares seek to mirror the price of silver, before fees and expenses. There is a risk that some or all of the silver held by the iShares® Silver Trust could be lost, damaged or stolen. Access to silver could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the SLV Shares and, consequently, the level of the Index and value of your ETNs.

There are risks relating to commodities trading on the London Bullion Market Association

The value of the SLV Shares is related to the price of silver. The reference price for silver is determined by auction-based prices reported by the London Bullion Market Association (the “LBMA”). The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of LBMA auction-based price as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a Trading Day or over a period of Trading Days. The LBMA may alter, discontinue or suspend calculation or

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dissemination of the official silver auction-based prices in U.S. dollars per troy ounce. The LBMA has no obligation to consider your interests in calculating or revising the official silver auction-based prices.

Actual or perceived disruptions in the processes used to determine the LBMA Silver Price, or lack of confidence in that benchmark, may adversely affect the return on your investment in the ETNs

The LBMA Silver Price is determined through an electronic, auction-based mechanism. While these features are expected to provide transparency and accuracy improvements over the London Fix, investors should keep in mind that electronic markets may experience failures, and electronic trading platforms may be subject to influence by high-frequency traders with results that are highly contested by the industry, regulators and market observers.

As with any innovation, it is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Silver Price on any given date. Furthermore, if a perception were to develop that the LBMA Silver Price is vulnerable to manipulation attempts, or if the proceedings surrounding the determination and publication of the LBMA Silver Price were seen as unfair, biased or otherwise compromised by the markets, the behavior of investors and traders in silver may change, and those changes may have an effect on the price of silver (and, consequently, the value of the SLV Shares and therefore the level of the Index and the value of the ETNs). In any of these circumstances, the intervention of extraneous events disruptive of the normal interaction of supply and demand of silver at any given time, may result in distorted prices and losses on an investment in the SLV Shares that, but for such extraneous events, might not have occurred.

Other effects of disruptions in the determination of the new LBMA Silver Price on the operations of the iShares® Silver Trust include the potential for an incorrect valuation of the trust’s silver, an inaccurate computation of the sponsor’s fees, and the sales of silver to cover the trust’s expenses at prices that do not accurately reflect the fundamentals of the silver market. Each of these events could have an adverse effect on the value of the SLV Shares and thus the level of the Index and the value of the ETNs.

In May 2016, CME Group, in its capacity as joint administrator and calculation agent for the LBMA Silver Price, implemented new measures to further enhance and develop the LBMA Silver Price. These new measures include the introduction of a blind auction, sharing the imbalance in the auction and increasing the pre-defined threshold. These changes may have an adverse effect on the LBMA Silver Price and, as a result, the value of the SLV Shares, the level of the Index and the value of your ETNs.

The Calculation Agent may modify the Index

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no successor index. In that case, the Calculation Agent will determine the level of the Index, and thus the Redemption Amount, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect—including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the SLV Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the Redemption Amount is equitable. The Calculation Agent may make any such modification or adjustment even if the Index Sponsors continue to publish the Index without a similar modification or adjustment.

Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive upon early redemption, upon acceleration or maturity and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

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We are affiliated with one of the Index Sponsors and certain of our employees or employees of our affiliates will take action on behalf of the Index Sponsor; conflicts of interest may exist

The Index methodology and rules were developed by the Index Sponsors, including our affiliate, CSi. The Index Sponsors are responsible for the calculations used to determine the level of the Index, including actions that could affect the level of the Index or the amount due in respect of your ETNs. Because determinations made by the Index Sponsors may affect the amount owed to you in respect of the ETNs, potential conflicts of interest may exist between us and the Index Sponsors and you. In addition, because our employees or employees of our affiliates are members of one of the Index Sponsors, potential conflicts of interest may exist between this Index Sponsor and you. The Index Sponsors are the final authority on the Index and the interpretation of the Index methodology. Neither we nor the Index Sponsors will have any obligation to consider your interests as a holder of the ETNs in taking any actions that may affect the level of the Index and, therefore, the value of your ETNs.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date

If the Index does not increase by an amount sufficient to offset the effect of the Daily Investor Fee and, in the case of an early redemption, the Early Redemption Charge, between the relevant date of your initial investment and the applicable Valuation Date, we will pay you less than the your initial amount of the ETNs upon early redemption. This will be true even if the level of the Index as of some date or dates prior to the Valuation Date would have been sufficiently high to offset the effect of the Daily Investor Fee and Early Redemption Charge.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical and retrospectively calculated values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

The policies of the Index Sponsors or the primary exchange on which the Index Components are traded, or changes to these policies, could affect the Redemption Amount of your ETNs and their market value

The policies of the Index Sponsors concerning the calculation of the level of the Index and the manner in which changes affecting the Index, the SLV Shares, the Options or related listed options or futures are reflected in the level of the Index, as well as the policies of the primary exchange on which the SLV Shares and the related options or futures are traded, could affect the Redemption Amount of your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsors or the primary exchange on which the Index Components are traded changes these policies, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the futures contracts relating to the Index, or if the Index Sponsors or the primary exchange on which the Index Components are traded discontinues or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the market value of your ETNs. If events such as these occur, or if the level of the Index is not available because of a Market Disruption Event or for any other reason, the Calculation Agent may determine the level of the Index on the Valuation Date (including, without limitation, the Final Valuation Date, any Valuation Date in the Accelerated Valuation Period or Early Redemption Valuation Date), as the case may be.

A listed option used as a reference for the Options on SLV Shares may be replaced if such contract is terminated or replaced on the exchange where it is traded

The notional call Option contracts on the SLV Shares constitute Index Components and are included in the calculation of the Index. The value of such Options is determined by reference to corresponding listed options on the SLV Shares (“reference options”). If any such reference option were to be terminated or replaced by an exchange, a comparable options contract, if available, would be selected by the Index Sponsors to replace that reference option. The termination or replacement of any reference option may have an adverse impact on the level of the Index or the SLV Shares and, therefore, the value of your ETNs.

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The occurrence of a Market Disruption Event will affect the calculation of the Daily Index Factor, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Daily Index Factor on such Index Business Day using an appropriate Closing Level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

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THE INDEX

The Index is part of an index family developed by Credit Suisse called the Formula-Linked OverWrite Strategy. Each index within the family is designed to replicate a “covered call” strategy. In such a strategy, an investor holds a long position in an asset and writes (sells) call options on that same asset. The investor receives income from selling the options. In selling the calls, however, the investor forfeits the right to participate in the potential upside of the asset beyond the strike price of the call options during their term.

The Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Index (the “Index”) is designed to track the return of a “covered call” strategy on the shares of the iShares® Silver Trust (Bloomberg ticker symbol “SLV UP <Equity>”) by reflecting changes in the price of the SLV Shares and the notional option premiums received from the sale of monthly call options on the SLV Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy. These costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the SLV Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the SLV Shares on the date of such notional transactions and, which, on an annual basis, are approximately equal to 0.84%. The actual cost will vary depending on the value of the SLV Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in SLV Shares and sells a succession of notional, approximately one-month, call options on the SLV Shares with a strike price of approximately 106% of the price of the SLV Shares as observed on a particular day and expiring during the following month (the “Options” and together with the long position in SLV Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the SLV Shares. The long position in the SLV Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the SLV Shares).

This strategy is intended to provide exposure to silver through the notional positions in the SLV Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the SLV Shares would not, (ii) provide a limited offset to losses from downside market performance in the SLV Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the SLV Shares. The level of the Index on any day reflects the value of (i) the notional long position in the SLV Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; and net of the Notional Transaction Costs. The Index and, as a result, the ETNs will not participate in the potential upside of the SLV Shares beyond the applicable strike price of the relevant Options during the period in which such Options are held. There is no limit to the Index’s potential downside exposure to the performance of the SLV Shares.

For example, if the value of the SLV Shares is $100 on the Strike Observation Date, the Index will reflect a premium on the notional sale of a call option on the SLV Shares with a strike price of $106. The Index will receive a notional premium for the sale of the Options and will not participate in any increase in the price of the SLV Shares in excess of the strike price of the call option. Any decrease in the price of the SLV Shares will have an adverse effect on the level of the Index and the potential adverse effect is not limited.

The Index will reflect proceeds from selling the Options which will result in a monthly Distribution. The Index will never participate in the potential upside of the price of the SLV Shares beyond the strike price of approximately 106% of the price of the SLV Shares on the day that the strike price of the Options is selected. The strike price for each Option will be the lowest listed strike price that is above 106% of the price per Share for that Index Rebalancing Period, as described below. The premiums generated from the notional sales of the Options will be subtracted monthly from a notional portfolio of the Index as a Distribution.

The Index was developed by CSi and Nasdaq, Inc. (the “Index Sponsors”), and began publication on March 28, 2013. The level of the Index (the “Index Value”) was set to equal 10,000 on the Index Base Date of December 26, 2008. The Index has no actual performance prior to the Index Inception Date of March 28, 2013. You should refer to “Risk Factors—Risk Factors Relating to the Index—The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index.”

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The Index replicates notional positions in the Index Components described below. There is no actual portfolio of assets in which any investor in the Index has any ownership or other interest.

You should carefully review the “Risk Factors” for a discussion of important risks relating to the Index. This description of the Index is only a summary.

Call Options

General

Call options give the purchaser of the call option the right to buy an underlying asset, such as the SLV Shares, for a fixed price (the “strike” or “exercise” price) on a certain date (the “expiration”). The buyer of a call option is long the underlying asset at the strike price. Hypothetically, at expiration, if the price of the underlying asset is greater than the strike price, the option is “in the money” and the owner of the option would exercise it. If the price of the underlying asset is less than the strike price, the option would expire worthless and the owner does nothing (the option ends up “out of the money”).

The buyer of the call option must pay the seller (or the “writer”) for the option, and the seller of a call option has the obligation to deliver the underlying asset, such as the SLV Shares, for the strike price in the event that the options are exercised. The price a buyer of the call option must pay the seller is called the option “premium.” The premium of a call option depends on a number of factors. Generally, the following factors have historically contributed to relatively higher call premiums: the longer the time period until expiration; higher interest rates; and greater volatility in the underlying shares. By contrast, the following factors have historically contributed to relatively lower call premiums: a higher strike price relative to the then current underlying asset price; low interest rates; and higher dividends paid by the underlying asset. The seller of a call option can “close out” its obligation under the call option by repurchasing the call option prior to expiration. In the case of the Index, the Options are not held until expiration. Rather, the Options are notionally repurchased prior to expiration, resulting in a gain or loss depending upon the premium initially received.

Covered Calls

A covered call is a transaction in which the seller of call options owns the corresponding amount of the underlying asset, such as the SLV Shares. The long position in the underlying asset is said to provide the “cover” as the underlying asset can be delivered to the buyer of the call if the buyer decides to exercise its call option. Writing or selling a call option generates income in the form of the premium paid by the option buyer, and appreciation in the underlying asset will offset appreciation in the price of the options. However, the risk of ownership of the underlying asset is not eliminated. If the stock price declines by more than the premium received for the options, then the strategy will result in a loss.

Below is an illustration of the payoff of a covered call sold at a strike price higher than the current asset price (an “out-of-the-money” call).

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If the price of the underlying asset ends up at or below the strike price, the return (compared to a long-only position in the underlying asset) is increased by the premium received. If the price of the underlying asset ends up above the strike price then the return is effectively capped at a price equivalent to the strike plus the premium received because appreciation of the underlying asset will result in appreciation in the value of the options.

An investor typically “writes a call” when he expects the price of the underlying instrument to stay below the call’s strike price. The writer (seller) of the call receives the premium up front. However, if the call buyer decides to exercise his option to buy, then the call writer has the obligation to sell the underlying instrument at the strike price. Covered call strategies are not appropriate for all market environments. In a consistently upward-trending market or in an extremely volatile market, a covered call strategy can underperform a long-only investment in the underlying shares because it will fail to capture all of the potential upside and can miss out on significant gains.

The Index Methodology

The reference options on the SLV Shares used to calculate the level of the Index have successive terms of approximately one month and are listed on the Chicago Board Options Exchange. The Index incorporates the value of the option premiums received from selling notional call options on the SLV Shares and makes a monthly distribution of such notional premiums. Each call option in the notional portfolio is automatically exercisable only at expiry and is notionally closed out by way of repurchase during each monthly roll period, subject to postponement in the event of a roll disruption event. On the last roll date of each roll period, the Distribution determined at the conclusion of the immediately preceding Index roll period is subtracted from the level of the Index.

Following the notional repurchase of the expiring call options, new strike call options of approximately 106% of the SLV Share price are deemed written or sold and included in the value of the Index during the roll period. The new call options will expire approximately one month after the date of sale. The dates on which an existing call option is repurchased and a new call option is sold are referred to as “Roll Dates” and the process of replacing the existing options with the new options is referred to as the “roll”. The strike price of each new call option is equal to the lowest listed strike price that is above 106% of the price per Share, observed as the last SLV Share price at approximately 4:00 p.m. New York City time on the Index Calculation Day immediately preceding the first Roll Date of each month. For example, if the last price of the SLV Shares is $100, then a new strike price of $106 is selected for the new call option to be incorporated into the Index.

Each month, once the strike price for each new call option has been determined, each new call option is deemed sold at a price determined on the relevant Roll Date in the manner set forth below. The option premiums deemed received from each new call option are subtracted at the conclusion of the next monthly roll from the notional portfolio of the Index as a Distribution.

Daily Calculation of the Index

On any Index Calculation Day, the level of the Index is equal to the value of the long position in the SLV Shares plus the notional cash position accrued as a result of the hypothetical sale of Options during a roll period (as described below), reduced based on the value of the Options that are outstanding. During the roll period, this amount is reduced by the value of each of the Options that are outstanding multiplied by the corresponding hypothetical number of units that are outstanding after the roll has taken place, as described in “—The Index Rebalancing Period” below. The value of the Options is calculated as the “Option Mid Price”, which is the arithmetic average of the “Bid Price” and “Ask Price” described below. On any day that is not a Roll Date, the number of SLV Shares, the number of Expiring Options, the number of New Options, and the amount of Cash in the Index will all remain constant.

The Index Rebalancing Period

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days (each, a “Roll Date”) beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the “Expiry Date”, which is the date on which listed options with the same term and strike price as those currently included in the Index expire, generally the third Friday of each month (the “Listed Option Expiration Date”). If such day is not an Index Calculation Day, the Index Rebalancing Period will begin on the following Index Calculation Day.

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During the Index Rebalancing Period, the Options included in the Index immediately prior to the Index Rebalancing Period are referred to as the “Expiring Options”.

The Index will be rebalanced at the end of each Roll Date as set forth in the Index strategy diagram below in accordance with the following steps:

•	First, based on the price of the SLV Shares on the Index Calculation Day preceding the first actual Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest strike price of the listed options that is above 106% of the price per SLV Share as of 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
•	At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate SLV Shares Units in an amount sufficient to fund the notional repurchase.
•	Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution.

Index Strategy: Monthly Covered Calls on SLV Shares

Expiring Options and New Options

An “Option Unit” is a hypothetical unit of the Option. At the end of each Roll Date, the Option currently held in the Index (“Expiring Option”) will be rolled into a new position (“New Option”) such that the total number of Option Units (that, when taken as a whole, constitute the notional short position in the Options) shall be equal to and opposite in sign (“short”) to that of the total amount of Share Units (“long”).

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New Option Selection

The New Option position being opened will be deemed to have the following parameters:

•	Maturity: The New Option shall mature on the Expiry Date during the month following the current Roll Date;
•	Strike Price: The strike price shall be the strike price of the listed call option on the SLV Shares expiring during the month following the current Roll Date with the lowest listed strike that is above 106% of the price per Share on the primary exchange (the “Reference Option”), observed as the last price at the Strike Observation Time on the Strike Observation Date for that month;
•	Exercise: The New Option may only be exercised on its Expiry Date (European style);
•	Settlement: The New Option shall be settled in cash; and
•	Number: The number of Option Units will be calculated as described below.

Repurchase of Expiring Options

On each Roll Date, the Index will first repurchase a percentage of the Expiring Options that are included in the Index. The number of Expiring Option Units to be repurchased will equal 20% of the number of Expiring Options that were outstanding in the Index immediately prior to the Index Rebalancing Period, subject to adjustment as described in “Extraordinary Roll Dates” below. The cost of repurchasing the Expiring Option Units on a Roll Date is equal to the number of Expiring Option Units being repurchased on a Roll Date multiplied by the total cost associated with the repurchase of the Expiring Option Units. This total cost is equal to the price at which sellers of the Reference Options corresponding to the Expiring Options have indicated that they are willing to sell such options (the “Ask Price”), plus an adjustment equal to 0.0003 times the closing price of the SLV Shares on such date.

Sale of Share Units

In order to fund the repurchase of the Expiring Option Units, the Index must decrease the notional position in the number of hypothetical units of the SLV Shares in the Index (each, a “Share Unit”). The Index reduces the number of Share Units by calculating the number of Share Units that must be sold in order to repurchase the Expiring Option Units that are being repurchased on a given Roll Date. The number of Share Units that must be sold is equal to the price of repurchasing the Expiring Option Units on such Roll Date, divided by the notional proceeds from selling the SLV Shares, which is equal to 0.9999 (reflecting an adjustment equal to 0.01% of the price of the SLV Shares on such date) times the closing price of the SLV Shares on such Roll Date. This amount is subtracted from the number of Share Units included in the Index on the prior Index Calculation Day.

Sale of New Options

After the Share Units have been sold in order to repurchase the Expiring Options on the Roll Date, the Index determines the number of New Option Units to be sold so that the sum of the absolute value of the number of Expiring Option Units and the absolute value of the number of New Option Units at the end of the Roll Date will be equal to the absolute value of the number of SLV Shares at the end of the Roll Date. The Index then hypothetically sells that number of New Option Units.

When a New Option is hypothetically sold on a Roll Date, the notional proceeds generated from the sale of the New Option Units are added to the Index. The notional proceeds generated by such sale are equal to the number of New Option Units being sold on a Roll Date multiplied by the total amount of proceeds from the sale of the New Options. This amount is equal to the price at which purchasers of the Reference Options corresponding to the New Options have indicated that they are willing to purchase such options (the “Bid Price”), less an adjustment equal to

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0.0003 times the closing price of the SLV Shares on such date, provided that if this amount would be less than zero, this amount will be deemed to be zero.

On the last day of an Index Rebalancing Period, the notional proceeds included in the Index in connection with the prior Index Rebalancing Period will be subtracted from the Index as a “Distribution”.

Rounding Convention

The Index Values will be rounded to six decimal places and all subsequent Index Values refer to the preceding rounded Index Value.

Adjustments

In the event that either a Bid Price is not available or an Ask Price is not available for the Option), an “Adjusted Bid Price” or “Adjusted Ask Price”, as relevant, will be calculated for the Option and will replace the Bid Price or the Ask Price, as relevant, on such Roll Date. If a Bid Price is not available, the Adjusted Bid Price will be calculated to be equal to the Ask Price for the New Option on such date, less $0.01 (subject to a minimum price of zero). Likewise, if an Ask Price is not available, the Adjusted Ask Price will be calculated to be equal to the Bid Price for the Expiring Option on such date, plus $0.01. The Option Mid Price for that Option will then be calculated using these adjusted Option bid/ask prices as applicable.

In both cases, this number will be rounded to three digits after the decimal point. If neither a Bid Price nor an Ask Price is available for any Expiring Option or New Option on a given day, that day will not constitute an Index Calculation Day.

Roll Percentage and Disruptions

In the event that a General Disruption Event or an Index Component Disruption Event (each, as defined below and each an “Index Disruption Event”) occurs on a day that would otherwise constitute Roll Date, such day will be considered a “Disrupted Day” and will not constitute an Index Calculation Day or a Roll Date.

In the determination of the Index Calculation Agent, each of the following events is a “General Disruption Event”:

•	a closure of the US dollar-denominated money markets, other than for ordinary public holidays, or a restriction or suspension in trading in these markets that would materially impact the determination arising in the construction or calculation of the Index Value; or
•	the failure, suspension or postponement of any calculation within the Index in respect of any Index Calculation Day, any event resulting in a breakdown in any means of communication or a procedure normally used to enable the determination of the Index Value, any other event that the Index Calculation Agent determines is likely to prevent the prompt or accurate determination of the Index Value, or a conclusion by the Index Calculation Agent that as a consequence of any such event that the last reported Index Value should not be relied upon.

In the determination of the Index Calculation Agent, each of the following events is an “Index Component Disruption Event”:

•	the occurrence or existence, in respect of any Index Component, of one of the following:
o	any suspension of or limitation imposed on trading by the relevant Exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise, relating to any Index Component; or
o	any event that disrupts or impairs, as determined by the Index Sponsors, the ability of market participants in general to effect transactions in, or obtain market values for, any Index Component, including closure on any Exchange Business Day of the Exchange in respect of any Index Component before its scheduled closing time, unless such earlier
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closing time is announced by such Exchange at least one hour before the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange system for execution at the scheduled closing time on such Exchange Business Day; or

•	any failure to publish the value of an Index Component for any reason on a day when the value of such Index Component is due to be published; or
•	any event that disrupts or impairs (as determined by the Index Calculation Agent) the ability of market participants to obtain market values for, any Index Component.

To mitigate the risk of trading large positions on a single day, the Index seeks to roll its monthly exposure gradually over the 5 Roll Dates in each month. However, the Index will attempt to close out of all Expiring Option Units prior to the Expiry Date. In the event that a series of Disrupted Days would reduce the number of scheduled Index Calculation Days remaining prior to the Expiry Date such that the roll period would be truncated, the Index will allocate the percentage of Expiring Option Units being repurchased so that such Expiring Option Units will be repurchased over the remaining scheduled Index Calculation Days prior to the Expiry Date.

Extraordinary Roll Dates

In the event that the number of Disrupted Days would prevent the Index from repurchasing all Expiring Options prior to the Expiry Date, the Index will liquidate all Expiring Options on the next Index Calculation Day (such day, an “Extraordinary Roll Date”). On any such Extraordinary Roll Date, an approximate cost of the Expiring Options will be calculated as set forth below, based on the type of Extraordinary Roll Date that has occurred (in each case, the “Extraordinary Option Ask Price”), and such Extraordinary Option Ask Price will be used as the Ask Price to calculate the cost associated with repurchasing such options. This Extraordinary Option Ask Price will likely increase the cost of repurchasing the Expiring Options and will therefore decrease the level of the Index. Additionally, because the Expiring Options may have expired prior to the Extraordinary Roll Date, the calculation of the Extraordinary Option Ask Price for such Expiring Options may be required to approximate the value of the Expiring Options using the value of the SLV Shares, as no Listed Ask Price will exist for Expiring Options that have expired.

If the Extraordinary Roll Date is the Expiry Date for the Expiring Option, the Extraordinary Option Ask Price will be equal to the Listed Ask Price plus an adjustment (the “Extraordinary Roll Adjustment”) that will increase the cost of repurchasing the Expiring Options.

The Extraordinary Roll Adjustment will be calculated as a function of the price of the SLV Shares relative to the strike price of the Expiring Options, and will be larger if the then-current price of the SLV Shares is near or above the Strike of the Expiring Options. On such date, the Extraordinary Roll Adjustment will equal the greater of (1) $0.01 or (2)(i) 0.0001 times (ii) the closing price of the SLV Shares if the closing price of the SLV Shares on the Extraordinary Roll Date is less than 98% of the strike price of the Expiring Options, and will equal the greater of (1) $0.03 or (2)(i) 0.0003 times (ii) the closing price of the SLV Shares if the closing price of the SLV Shares on the Extraordinary Roll Date is greater than or equal to 98% of the strike price of the Expiring Options.

If the Reference Options corresponding to the Expiring Options have expired, the Extraordinary Option Ask Price will attempt to account for both the intrinsic value of the Expiring Options on the last Index Calculation Day as well as any potential cost associated with the possible exercise of the Reference Options corresponding to the Expiring Options, which would have resulted in SLV Shares being called away under a covered call strategy and would require repurchase of such SLV Shares on the next Index Calculation Day. The intrinsic value of the Expiring Options on the last Index Calculation Day is represented by the amount by which the strike price of the Expiring Options exceeded the Share Closing Price on such Index Calculation Day, and the cost of any possible exercise of the Expiring Options will be calculated as the amount by which the volume-weighted average price (“VWAP”) of the SLV Shares on the Extraordinary Roll Date exceeds the strike price of the Expiring Options. The Extraordinary Option Ask Price will be the greater of these values, subject to a minimum of zero.

If an Exchange or any other relevant governing body extends the maturity for the Reference Options corresponding to the Expiring Options and the originally scheduled expiration of such Reference Options, resulting

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in such Reference Options remaining outstanding after the Listed Option Expiration Date, the intrinsic value of the Expiring Options will be calculated as of the Extraordinary Roll Date, as represented by the amount by which the strike price of the Expiring Options exceeds the Share Closing Price on the Extraordinary Roll Date; the Extraordinary Option Ask Price will otherwise be calculated as if the Expiring Options had expired, as set forth in the paragraph above.

General Index Terms

The “Exchange” refers to the Chicago Board Options Exchange (CBOE), the New York Stock Exchange (NYSE) or any other US exchange on which the SLV Shares or Options are traded.

An “Exchange Business Day” is a scheduled trading day on which the Exchange is open for trading during its regular trading session, notwithstanding any such Exchange closing before its scheduled closing time.

An “Index Calculation Day” is any Exchange Business Day on which a value for each Index Component is published. A value shall be considered to be published if either a “bid” or “ask” level is published for SLV Shares and Options on the relevant Exchange on such day. If any scheduled Index Calculation Day is a Disrupted Valuation Day, the Index Calculation Day shall be the following Index Calculation Day that is not a Disrupted Valuation Day, subject to the disrupted and extraordinary roll provisions described above.

The “Listed Ask Price” on any Index Calculation Day is the last price, rounded to two digits after the decimal point, at which the Reference Option corresponding to the Option in the Index was offered on that same date during regular market hours as reported by the relevant Exchange.

The “Listed Bid Price” on any Index Calculation Day is the last price, rounded to two digits after the decimal point, at which the Reference Option corresponding to the Option in the Index was bid on that same date during regular market hours as reported by the relevant Exchange.

The “Option Ask Price” on any Index Calculation Day is the ask price of the Option as of the close of that Index Calculation Day and will be calculated as follows:

•	If the Listed Ask Price is available, Option Ask Price = Listed Ask Price
•	If the Listed Ask Price is not available, Option Ask Price = Adjusted Ask Price

This number will be rounded to three digits after the decimal point.

The “Option Bid Price” on any Index Calculation Day is the bid price of the Option as of the close of that Index Calculation Day and will be calculated as follows:

•	If the Listed Bid Price is available, Option Bid Price = Listed Bid Price
•	If the Listed Bid Price is not available, Option Bid Price = Adjusted Bid Price

This number will be rounded to three digits after the decimal point.

The “Option Mid Price” on any Index Calculation Day is the mid price, rounded to three digits after the decimal point, of the Option as of the close of that Index Calculation Day and is equal to the arithmetic average of the Option Bid Price and Option Ask Price on such Index Calculation Day.

The “Share Closing Price” on any Index Calculation Day is the official closing price of the SLV Shares on that Index Calculation Day rounded to four digits after the decimal point.

The “Strike Observation Date” is the Index Calculation Day preceding the first actual Roll Date of each month.

The “Strike Observation Time” is 4:00 p.m. New York City time.

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Index Sponsors and Index Calculation Agent

The Index is sponsored by CSi and Nasdaq, Inc. (each, an “Index Sponsor”) and will be calculated by Nasdaq, Inc. (the “Index Calculation Agent”).

The Index Calculation Agent retains the right to delay publication of the Index Value if it reasonably believes there are circumstances that prevent the correct calculation of the Index.

The Index Value will be calculated by the Index Calculation Agent and published on Bloomberg page QSLVO <Index>. Calculation and publication of the Index Value in respect of each Index Calculation Day will take place at or shortly after 5:00 p.m. New York City time on each Index Calculation Day.

In the event that an Index Value published by the Index Calculation Agent is amended after it is initially published, but before the publication of the following Index Calculation Day’s Index Value, the amended Index Value will be considered the official fixing level and used in all applicable calculations. The Index may be replaced by a successor index.

The Index Sponsors may supplement, amend (in whole or in part), revise, rebalance or withdraw the Index.

Historical and Retrospectively Calculated Performance of the Index

The Closing Level of the Index was set to equal 10,000 as of December 26, 2008 and publication of the Index began on March 28, 2013. The Index has no actual performance prior to March 28, 2013. Therefore, the Index has limited actual performance history. No actual investment in securities linked to the Index was possible prior to the initial publication of the Index. We obtained the closing levels below from Bloomberg, without independent verification.

The graph and tables below do not represent the actual return you should expect to receive on the ETNs. Retrospectively calculated and historical performance of the Index below does not give effect to the Daily Investor Fee that will be deducted in calculating the daily redemption value of the ETNs, any Early Redemption Charge or other charges on the ETNs. The Daily Investor Fee and Early Redemption Charge will adversely affect your return on the ETNs. See “Risk Factors—Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index” in this pricing supplement. Retrospectively calculated and historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. The ETNs do not guarantee any return of, or on, your initial investment. Any payment on the ETNs is subject to our ability to satisfy our obligations as they become due.

The graph below sets out the retrospectively calculated performance from December 26, 2008 to March 27, 2013 and the historical performance from March 28, 2013 to June 22, 2017 of the Index. The Closing Level of the Index on June 22, 2017 was 2381.94. For comparison purposes, the graph below also includes the retrospectively calculated performance of the Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Total Return Index (the “TR Index”), which is published on Bloomberg under the ticker symbol “QSLVOTR <Index>”.

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The TR Index reinvests Distributions whereas the Index subtracts the Distribution from the Index, in each case on a monthly basis. Payment on the ETNs is linked to the Index and not the TR Index. Distributions on the ETNs are not cumulative and are not reinvested in the Index.

The Distributions represent notional premiums received from the notional sale of monthly call options on the SLV Shares pursuant to the Index methodology. The Chicago Board Options Exchange (CBOE) changed the monthly option expiry date for options expiring on or after February 15, 2015, from the Saturday following the third Friday of the month, to the third Friday of the month. The Index Sponsors changed the rules of the Index to maintain continuity of the monthly expiry date of the Options and the calculation of the Index value. The changes are not expected to have a material effect on the value of the Index.

The table below shows the historical and retrospectively calculated annual returns of the Index and the TR Index from December 26, 2008 through June 22, 2017. Payment on the ETNs is linked to the Index and not the TR Index. Distributions on the ETNs are not cumulative and are not reinvested in the Index. The data in the table below consists of retrospectively calculated data for the period from December 26, 2008 until March 28, 2013 and actual historical data which is limited to the period from March 28, 2013 through June 22, 2017.

		Index (QSLVO)		TR Index (QSLVOTR)
	Year	Ending Level	Annual Return	Ending Level	Annual Return
(Index Base Date: December 26, 2008)	2008	10502.82		10502.82
	2009	10157.6	-3.29%	14228.95	35.48%
	2010	13305.62	30.99%	22907.26	60.99%
	2011	8953.68	-32.71%	21298.76	-7.02%
	2012	7362.43	-17.77%	21806.33	2.38%
(Index Inception Date: March 28, 2013)	2013	4380.13	-40.51%	14844.58	-31.93%
	2014	3209.89	-26.72%	12334.23	-16.91%
	2015	2641.08	-17.72%	11583.77	-6.08%
	2016	2380.04	-9.88%	12136.33	4.77%
(through June 22, 2017)	2017	2381.94	0.08%	12679.92	4.48%

The table below shows the historical and retrospectively cumulative calculated returns of the Index and the TR Index from the Index Base Date of December 26, 2008 through June 22, 2017 and from the Index Inception Date of March 28, 2013 through June 22, 2017. The data in the table below consists of retrospectively calculated data for

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the period from December 26, 2008 until March 28, 2013 and actual historical data which is limited to the period from March 28, 2013 through June 22, 2017.

	Index (QSLVO)	TR Index (QSLVOTR)
Cumulative Return from the Index Base Date (December 26, 2008)	-76.18%	26.80%
Annualized Return from the Index Base Date (December 26, 2008)	-15.54%	2.84%
Cumulative Return from the Index Inception Date (March 28, 2013)	-65.20%	-38.82%
Annualized Return from the Index Inception Date (March 28, 2013)	-22.05%	-10.95%

Historical and retrospectively calculated performance of the Index is not indicative of future results. Index information presented is as of June 22, 2017 and is furnished as a matter of information only. Historical and retrospectively calculated performance of the Index and the TR Index is not an indication of their future performance. Future performance of the Index and the TR Index may differ significantly from their historical and retrospectively calculated performance, either positively or negatively.

The iShares® Silver Trust

The Bank of New York Mellon is the trustee of the iShares® Silver Trust, iShares® Delaware Trust Sponsor LLC is the sponsor of the iShares® Silver Trust and JPMorgan Chase Bank N.A., London branch, is the custodian of the iShares® Silver Trust. BlackRock Asset Management International Inc. was the previous sponsor of the iShares® Silver Trust. The iShares® Silver Trust is an investment trust formed on April 21, 2006 that seeks to have its shares reflect the price of silver owned by the iShares® Silver Trust, less fees and expenses. The iShares® Silver Trust trades on the NYSE Arca under the symbol “SLV.”

Information provided to or filed with the Securities and Exchange Commission ( the “SEC”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 can be located by reference to SEC file numbers 333-156506 and 001-32863, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the iShares® Silver Trust, iShares® Delaware Trust Sponsor LLC, the trustee and the custodian, please see the prospectus dated March 27, 2017 for the iShares® Silver Trust. In addition, information about the iShares® Silver Trust may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the public website of the iShares® Silver Trust maintained by iShares® Delaware Trust Sponsor LLC at http://us.ishares.com. Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Neither it nor other information found at this website or any other website referenced in this pricing supplement is incorporated by reference into this pricing supplement. We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources. Information contained in the iShares® Silver Trust website is not incorporated by reference herein.

Investment Objective and Strategy

The investment objective of the iShares® Silver Trust is for the value of the shares of the iShares® Silver Trust, called “SLV Shares,” to reflect, at any given time, the price of silver owned by the iShares® Silver Trust at that time, less the iShares® Silver Trust’s expenses and liabilities. Although the SLV Shares are not the exact equivalent of an investment in silver, they provide investors with an alternative that allows a level of participation in the silver market through the securities market. The iShares® Silver Trust holds silver bars and issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. Silver owned by the iShares® Silver Trust will be held by the custodian in England, New York and other locations that may be authorized in the future.

The shares of the iShares® Silver Trust represent units of fractional undivided beneficial interest in and ownership of the iShares® Silver Trust, the primary asset of which is silver, held by the custodian on behalf of the iShares® Silver Trust. The iShares® Silver Trust is not actively managed. It does not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the price of silver. However, the

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iShares® Silver Trust is expected to make sales of silver to pay the sponsor’s fee and to cover expenses and liabilities not assumed by the sponsor. Such sales result in the iShares® Silver Trust holding cash for brief periods of time. In addition, there may be other situations where the iShares® Silver Trust may hold cash. For example, a claim may arise against the custodian, an authorized participant, or any other third party, which is settled in cash. In those situations where the iShares® Silver Trust unexpectedly receives cash or any other assets, the trust agreement provides that no deposits of silver will be accepted (i.e., there will be no issuance of new SLV Shares) until after the record date for the distribution of such cash or other property has passed.

Creation and Redemption

The iShares® Silver Trust issues and redeems baskets of SLV Shares on a continuous basis (for purposes of the iShares® Silver Trust, a “basket” equals 50,000 SLV Shares). Baskets of SLV Shares are only issued or redeemed in exchange for an amount of silver determined by the trustee on each day that NYSE Arca is open for regular trading. No SLV Shares are issued unless the custodian has allocated to the iShares® Silver Trust’s account (except for an unallocated amount of silver not in excess of 1,100 ounces), the corresponding amount of silver. On the day of creation of the iShares® Silver Trust, a basket required delivery of 500,000 ounces of silver. The amount of silver necessary for the creation of a basket, or to be received upon redemption of a basket, decreases continuously over the life of the iShares® Silver Trust, due to the payment or accrual of fees and other expenses or liabilities payable by the iShares® Silver Trust. Baskets may be created or redeemed only by authorized participants, who pay the trustee a transaction fee for each order to create or redeem baskets.

On March 22, 2017, the SEC adopted an amendment to shorten by one business day the standard settlement cycle for most broker-dealer securities transactions. Currently, the standard settlement cycle for these transactions is three business days, known as T+3. The amended rule shortens the settlement cycle to two business days, T+2. This change in the settlement cycle will both affect the creation and redemption procedures for baskets and trading in the SLV Shares. Compliance with the new settlement cycle is expected to go into effect on September 5, 2017.

Valuation of Silver; Computation of Net Asset Value

On each business day, as soon as practicable after 4:00 p.m. (New York time), the trustee evaluates the silver held by the iShares® Silver Trust and determines the NAV of the iShares® Silver Trust. For purposes of making these calculations, a business day means any day other than a day when NYSE Arca is closed for regular trading.

The trustee values the iShares® Silver Trust’s silver on the basis of that day’s announced silver price (“LBMA Silver Price”). The LBMA Silver Price is the spot price per ounce, in U.S. dollars, of a London Good Delivery Bar determined by the CME Group following one or more thirty-second electronic auctions conducted starting at 12:00 noon, London time, on each day that the London silver market is open for business, and announced by Thomson Reuters shortly thereafter, all under the auspices of the London Bullion Market Association (“LBMA”). Twenty seconds before noon (London time) on each day that the LBMA Silver Price is to be determined, a seed price for the first auction is determined by the CME Group taking into account relevant pricing information available at the time, and announced to eligible auction participants previously qualified on the basis of criteria set by the LBMA. Beginning at 12:00 noon, London time, such participants are allowed, but not required, to electronically submit during a thirty-second period buy and/or sell orders for spot transactions at the seed price. If at the conclusion of the thirty-second auction the market is determined by the CME Group to be balanced, the seed price is the LBMA Silver Price for that date and announced as such by Thomson Reuters. If the market is not balanced at the end of the first auction, a new seed price is automatically calculated and announced, and an additional thirty-second auction is held at the new price. If necessary, the process is repeated until the market is determined to be balanced and the price at which that determination occurs is the LBMA Silver Price for that date. As of June 22, 2017, information publicly available on LBMA’s website indicates that the entities currently accredited to submit orders during the electronic auctions used for the daily determination of the LBMA Silver Price are: China Construction Bank, HSBC Bank USA NA, JPMorgan Chase Bank, Morgan Stanley, The Bank of Nova Scotia - ScotiaMocatta, The Toronto Dominion Bank and UBS AG.

Once the value of the silver has been determined, the trustee subtracts all accrued fees (other than the fees to be computed by reference to the value of the iShares® Silver Trust or its assets), expenses and other liabilities of the iShares® Silver Trust from the total value of the silver and all other assets of the iShares® Silver Trust. The

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resulting figure is the adjusted net asset value of the iShares® Silver Trust, which is used to compute all fees (including the trustee’s and the sponsor’s fees) which are calculated from the value of the iShares® Silver Trust’s assets.

To determine the net asset value of the iShares® Silver Trust, the trustee subtracts from the adjusted net asset value of the iShares® Silver Trust the amount of accrued fees computed from the value of the iShares® Silver Trust’s assets. The trustee also determines the NAV by dividing the net asset value of the iShares® Silver Trust by the number of the SLV Shares outstanding at the time the computation is made.

On May 16, 2016, CME Group, in its capacity as joint administrator and calculation agent for the LBMA Silver Price, implemented new measures to further enhance and develop the LBMA Silver Price. These new measures included introducing a blind auction, sharing the imbalance in the auction and increasing the pre-defined threshold. These changes may have an adverse effect on the LBMA Silver Price and, as a result, the value of the SLV Shares, the level of the Index and the value of your ETNs.

Trust Expenses

The iShares® Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee. In exchange for the sponsor’s fee, the sponsor has agreed to assume the following administrative and marketing expenses incurred by the iShares® Silver Trust: the trustee’s fee, the custodian’s fee, NYSE Arca listing fees, SEC registration fees, printing and mailing costs, audit fees and expenses and up to $100,000 per annum in legal fees and expenses. The sponsor also paid the costs of the iShares® Silver Trust’s organization and the initial sale of the SLV Shares, including the applicable SEC registration fees.

The sponsor’s fee is accrued daily and paid monthly in arrears at an annualized rate equal to 0.50% of the adjusted net asset value of the iShares® Silver Trust. The trustee will, when directed by the sponsor, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times, as may be necessary to permit payment of the sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. The trustee is authorized to sell silver at such times and in the smallest amounts required to permit such payments as they become due, it being the intention to avoid or minimize the iShares® Silver Trust’s holdings of assets other than silver. Accordingly, the amount of silver to be sold will vary from time to time depending on the level of the iShares® Silver Trust’s expenses and the market price of silver. The custodian has agreed to purchase from the iShares® Silver Trust, at the request of the trustee, silver needed to cover Silver Trust expenses at a price equal to the price used by the trustee to determine the value of the silver held by the iShares® Silver Trust on the date of the sale.

Cash held by the trustee pending payment of the iShares® Silver Trust’s expenses will not bear any interest. Each sale of silver by the iShares® Silver Trust will be a taxable event to shareholders.

Termination of the iShares® Silver Trust

The sponsor and the trustee may agree to amend the trust agreement without the consent of the holders of SLV Shares. If an amendment imposes or increases fees or charges, except for taxes and other governmental charges, or prejudices a substantial right of holders of SLV Shares, it will not become effective for outstanding SLV Shares until 30 days after the trustee notifies the Depository Trust Company (“DTC”) of the amendment. At the time an amendment becomes effective, by continuing to hold SLV Shares, investors are deemed to agree to the amendment and to be bound by the trust agreement as amended.

The trustee will terminate the trust agreement if any of the following events occur:

•	the trustee is notified that the SLV Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five business days of their delisting;
•	holders of at least 75% of the outstanding SLV Shares notify the trustee that they elect to terminate the iShares® Silver Trust;
•	60 days have elapsed since the trustee notified the sponsor of the trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;
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•	the SEC determines that the iShares® Silver Trust is an investment company under the Investment Company Act of 1940, as amended, and the trustee has actual knowledge of that determination;
•	the aggregate market capitalization of the iShares® Silver Trust, based on the closing price for the SLV Shares, was less than $350 million on each of five consecutive trading days and the trustee receives, within six months from the last of those trading days, notice that the sponsor has decided to terminate the iShares® Silver Trust;
•	the CFTC determines that the iShares® Silver Trust is a commodity pool under the Commodity Exchange Act and the trustee has actual knowledge of that determination; or
•	the iShares® Silver Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for United States federal income tax purposes and the trustee receives notice that the sponsor has determined that the termination of the iShares® Silver Trust is advisable.

If not terminated earlier by the trustee, the iShares® Silver Trust will terminate on April 21, 2046. The trustee will notify DTC at least 30 days before the date for termination of the trust agreement. After termination, the trustee and its agents will do the following under the trust agreement but nothing else: (1) collect distributions pertaining to trust property, (2) pay the iShares® Silver Trust’s expenses and sell silver as necessary to meet those expenses and (3) deliver trust property upon surrender and cancellation of SLV Shares. Ninety days or more after termination, the trustee may sell any remaining trust property by public or private sale. After that, the trustee will hold the money it received on the sale, as well as any other cash it is holding under the trust agreement for the pro rata benefit of the registered holders that have not surrendered their SLV Shares. It will not invest the money and has no liability for interest. The trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Historical Performance of the iShares® Silver Trust

The following graph sets forth the historical performance of the iShares® Silver Trust based on the closing price of one SLV Share from December 26, 2008 through June 22, 2017. The closing price of one SLV Share on June 22, 2017 was $15.68. We obtained the closing prices below from Bloomberg, without independent verification. The historical prices of the SLV Shares should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the SLV Shares.

Historical Performance of the iShares® Silver Trust (SLV)

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15
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12/26/2008
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DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index Components and other financial instruments related to the Index; the Daily Investor Fee; the Notional Transaction Costs; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of commodities markets or options or futures contracts relating to the Index or the SLV Shares; the general interest rate environment; the perceived creditworthiness of Credit Suisse; supply and demand in the listed and over-the-counter commodity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.

Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The Index Calculation Agent is responsible for computing and disseminating the ETN’s indicative values. Published levels of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.

The actual trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value at such time. The trading prices of the ETNs at any time are the price that you may be able to sell your ETNs in the secondary market at such time, if one exists.

The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their indicative value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

The closing price of the ETNs will be published on each Trading Day under the ticker symbol “SLVO”. Any premium may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium is no longer present in the market place or your ETNs are

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redeemed by us (including pursuant to an acceleration at our option), in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on April 17, 2013 through April 8, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) (for an anticipated April 11, 2033 Early Redemption Valuation Date and an anticipated Early Redemption Date of April 14, 2033 or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four (4) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs to Credit Suisse for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date.

In addition, we have the right to accelerate the ETNs in whole or in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof.

The last date on which Credit Suisse will redeem your ETNs at your option will be April 14, 2033 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, you must offer your ETNs for redemption no later than April 8, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

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SPECIFIC TERMS OF THE ETNs

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are Senior Medium-Term Notes as described in the accompanying prospectus supplement dated June 30, 2017 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to Credit Suisse on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon Amount

On each Coupon Payment Date, for each $20.00 stated principal amount of the ETNs, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the SLV Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.

The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:

•	First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above 106% of the price per Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
•	At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of
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the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate SLV Shares Units in an amount sufficient to fund the notional repurchase.

•	Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.

An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.

The “Ex-Coupon Date” means, with respect to each Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount (under current NASDAQ practice, the Ex-Coupon Date will generally be the second Trading Day prior to the applicable Coupon Record Date, such practice is expected to be shortened to the first Trading Day prior to the applicable Coupon Record Date for trades executed on or after September 5, 2017).

Denomination

The denomination and stated principal amount of each ETN is $20.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.

Payment at Maturity

If you hold your ETNs to maturity, you will be entitled to receive a cash payment on April 21, 2033 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended) that is equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.

The scheduled Maturity Date is initially April 21, 2033, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

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If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The Closing Indicative Value on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. See “Description of the ETNs.” If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs.

The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.65%.

The ETNs do not guarantee any return of your initial investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your initial investment. See “Hypothetical Examples” and “Risk Factors—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your initial investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QSLVO <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index.

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Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 8, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “—Procedures for Early Redemption.”

You must offer for redemption at least 50,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

When you submit your ETNs for redemption in accordance with the redemption procedures described herein, your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

Procedures for Early Redemption

If you wish to offer your ETNs to Credit Suisse for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

•	Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its
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affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

•	Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
•	Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
•	Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Acceleration at Our Option or Upon an Acceleration Event

We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

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In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

An “Acceleration Event” means:

(a)	an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(b)	any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(c)	any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSi to hold, acquire or dispose of options contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
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(d)	any event, as determined by us or CSi, as the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
(e)	if at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or
(f)	as determined by the Calculation Agent, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

“Primary Exchange” means the primary exchange on which options or futures contracts relating to the Index or the SLV Shares are traded, as determined by the Calculation Agent, which is initially the Chicago Board Options Exchange (CBOE).

“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) for the overall market for futures or options contracts relating to the Index or the SLV Shares.

Market Disruption Events

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

A “Market Disruption Event” is:

(a)     the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)     a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)     the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;

(d)     a decision to permanently discontinue trading in those related futures or options contracts; or

(e)     failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.

For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:

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(a)     a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component or the primary related exchange or market for trading in futures or options contracts related to such Index Component;

(b)     limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)     a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:

(i)	a price change exceeding limits set by such exchange or market;
(ii)	an imbalance of orders relating to such contracts; or
(iii)	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and

(d)     a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the Calculation Agent in its sole discretion.

If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period or Final Valuation Period), that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior medium-term notes, holders of specified percentages in stated principal amount of all senior medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the senior medium-term notes, including the ETNs. This action may involve changing some of the terms that apply to the senior medium-term notes, accelerating the maturity of the senior medium-term notes (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

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In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Discontinuation or Modification of the Index

If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Amount, as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the SLV Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are

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appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events, any Successor Index, Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, the Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no Successor Index or in the case of a Market Disruption Event.

We and our affiliates will have the ability to make determinations with respect to reduction of the Minimum Redemption Amount, certain Acceleration Events, calculation of default amounts and whether a Market Disruption Event has occurred. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although the Calculation Agent obtains information for inclusion in or for use in calculations related to the ETNs from sources that the Calculation Agent considers reliable, neither the Calculation Agent nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall the Calculation Agent or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.

We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

Role of the Index Calculation Agent

We have initially appointed Nasdaq, Inc. as an Index Calculation Agent. The Index Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. See “Description of the ETNs” for more information. The Index Sponsors may appoint a different Index Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

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CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the option contracts relating to the Index or the SLV Shares, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index Components to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, swaps, or other derivative or synthetic instruments relating to the Index or other instruments linked to the Index or options or futures contracts relating to the Index or the SLV Shares. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the SLV Shares. Any of these hedging activities may adversely affect the level of the Index — directly or indirectly by affecting the price of the SLV Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options — and therefore, the market value of your ETNs and the Coupon Amount or amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity or trading activities discussed above during the term of the ETNs (including on the applicable Valuation Date) may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the Coupon Amount or amount payable at maturity, or payment upon early redemption or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of ETNs that may be relevant to holders of ETNs that acquire their ETNs from us as part of the original issuance of the ETNs. This discussion applies only to holders that hold their ETNs as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,
•	a mutual fund,
•	a tax-exempt organization,
•	a grantor trust,
•	certain U.S. expatriates,
•	an insurance company,
•	a dealer or trader in securities or foreign currencies,
•	a person (including traders in securities) using a mark-to-market method of accounting,
•	a person who holds ETNs as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or
•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the IRS has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of ETNs, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of ETNs, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the ETNs

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your ETNs. In the opinion of Milbank, Tweed, Hadley& McCloy LLP (“Special Tax Counsel”), for U.S. federal income tax purposes your ETNs should be treated as a prepaid financial contract with respect to the Index and taxed as described below. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the ETNs, you, agree to treat your ETNs for all United States federal income tax purposes in accordance with such characterization. In light of the fact that we agree to treat the ETNs as a prepaid financial contract, the balance of this discussion assumes that the ETNs will be so treated.

You should be aware that the characterization of the ETNs as described above is not certain, and the opinion of Special Tax Counsel is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your ETNs in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the ETNs constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your ETNs. If the ETNs were to be treated as contingent payment debt instruments (one of the requirements of which is that they have a term of more than one year), you would be required to include in income on an economic accrual basis over the term of the ETNs an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs, or the comparable yield. The characterization of ETNs as contingent payment debt instruments under these rules is likely to be adverse. However, if the ETNs had a term of one year or less, the rules

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for short-term debt obligations would apply rather than the rules for contingent payment debt instruments. Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price. A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the ETN as income upon receipt. Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income. The rules for recognition of income by an accrual method taxpayer on such an ETN are not clear, however. You should consult your tax advisor regarding the possible tax consequences of characterization of the ETNs as contingent payment debt instruments or short-term debt obligations.

It is also possible that the IRS would seek to characterize your ETNs as Code section 1256 contracts in the event that they are listed on a securities exchange. In such case, the ETNs would be marked to market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss. Additionally, it is possible that the IRS could seek to tax the ETNs by reference to your deemed ownership of the underlying SLV Shares and writing covered calls on such shares. Under this treatment, the IRS could assert that you should be treated as if you had sold at least a portion of the SLV Shares you are deemed to own through the Index each time a call option that is included in the Index is deemed exercised. Moreover, under this alternative treatment, it is possible that you could be subject to the “straddle” rules of Section 1092 of the Code, with respect to your ownership of the ETNs. The “straddle” rules could cause all or a portion of the gain you recognize with respect to the ETNs to be short-term capital gain regardless of how long you held the ETNs and require you to capitalize, rather than deduct, any interest or carrying charges you incurred to hold the ETNs. Accordingly, you should consult your tax advisor about the possibility that the “straddle” rules could apply to the ETNs. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the ETNs for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your ETNs for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of ETNs that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds ETNs, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding ETNs, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the ETNs.

In accordance with the agreed-upon tax treatment described above, you will recognize ordinary income upon receipt or accrual of the Coupon Amounts in accordance with your regular method of accounting. In addition, upon receipt of the redemption amount of the ETNs from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the ETN at that time. For ETNs with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at maturity. For ETNs with a term of one year or less, such gain or loss will be short-term capital gain or loss. Upon the sale or other taxable disposition of a ETN, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the ETN (generally its cost). For ETNs with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at the time of disposition. For ETNs with a term of one year or less, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses is subject to certain limitations. It is possible, however, that the IRS could assert that gain with respect to the ETNs held for more than one year should be treated as “collectibles gain,” the maximum tax rate on which is greater than the maximum tax rate on long term capital gains.

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Non-U.S. Holders Generally

In the case of a holder of the ETNs that is not a U.S. Holder (a “Non-U.S. Holder”), in the opinion of our Special Tax Counsel, which is in part based on certain representations about the Issuer, the Coupon Amounts should not be subject to United States withholding. If the Coupon is treated as effectively connected with a U.S. trade or business of the Non-U.S. Holder, such Non-U.S. Holder will be subject to United States federal income tax with respect to the Coupon in the same manner as if it were a U.S. Holder. Any gain realized upon the sale or other disposition of the ETNs by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected Coupons or gains described above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the ETNs should refer to the discussion above relating to U.S. Holders.

If you are, or hold your ETNs through a foreign financial institution or foreign entity, or you otherwise fail to comply with information reporting and certification requirements necessary for an applicable withholding agent to determine your status for purposes of the provisions of the Hiring Incentives to Restore Employment Act (the “Act”) commonly referred to as “FATCA,” a portion of any of the payments made to you that are withholdable payments (as defined under FATCA and applicable Treasury Regulations) may be subject to 30% withholding. We are not required to pay any additional amounts if withholding is required under the Act or otherwise.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The ETNs may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the ETNs at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

Unrelated Business Taxable Income

A U.S. holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. holder that is a tax-exempt organization unless such U.S. holder has incurred “debt-financing” in respect of its acquisition or ownership of the ETNs.

IRS Notices and Proposed Legislation on Certain Financial Transactions

In Notice 2008-2, the IRS and Treasury Department announced that they were considering whether holders of instruments such as the ETNs should be required to accrue income during the term of the ETNs, and solicited comments from taxpayers regarding other tax aspects of holding instruments like the ETNs. Additionally, members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the ETNs). These or other potential changes in law, regulations or other guidance could adversely affect the tax treatment of the ETNs and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law, regulation or guidance could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and final regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all

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such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. The Act further requires that, to the extent provided in regulations, the filing requirements described shall above also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”).

Pursuant to final regulations, subject to certain exceptions, a domestic corporation or domestic partnership is a specified domestic entity for any taxable year if it is closely held (within the meaning of the regulations) by a specified individual and at least 50 percent of the corporation’s or partnership’s gross income for the taxable year is passive income or at least 50 percent of the assets held by the corporation or partnership for the taxable year are assets that produce or are held for the production of passive income. Subject to certain exceptions, a domestic trust is a specified domestic entity if the trust has one or more specified persons (within the meaning of the regulations) as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or, for tax years beginning after December 31, 2015, a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the ETNs (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion. A holder of the ETNs may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

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SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agent for this offering, CSSU, is our affiliate. ETNs may be issued and sold from time to time at a price that is higher or lower than the stated principal amount based on the indicative value of the ETNs at that time, through CSSU, acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price of the ETNs sold after the Inception Date, less any commissions paid to CSSU or any other agent.

We may also sell ETNs to CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase any series of the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by Credit Suisse or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than three (3) Business Days following the date of sale of any ETNs. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three (3) Business Days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three (3) Business Days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the Daily Investor Fee. CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although CSSU will not receive any discounts in connection with such sales, CSSU is expected to charge normal commissions for the purchase of any such ETNs. Any distribution of the ETNs in which CSSU participates will conform to the requirements of FINRA Rule 5121. CSSU will act as our agent in connection with any redemptions at the investor’s option and will charge investors an Early Redemption Charge of 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date for each ETN redeemed at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

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No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the Issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

In addition, any purchaser, that is a Plan or that is acquiring the ETNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the ETNs that (a) none of Credit Suisse, the Calculation Agent or any of their respective affiliates (each, a “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any final or

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proposed regulations thereunder, or with respect to a non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding or disposition of the ETNs, or as a result of any exercise by us or our affiliates of any rights in connection with the ETNs, (b) no advice provided by us or any of our affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser in connection with the ETNs and the transactions contemplated with respect to the ETNs, and (c) such purchaser recognizes and agrees that any communication from us or any of our affiliates to the purchaser with respect to the ETNs is not intended by us or any of our affiliates to be impartial investment advice and is rendered in its capacity as a seller of such ETNs and not a fiduciary to such purchaser. Purchasers of the ETNs have exclusive responsibility for ensuring that their purchase, holding, and disposition of the ETNs do not violate the prohibited transaction rules of ERISA or the Code or any similar regulations applicable to governmental or church plans, as described above.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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LEGAL MATTERS

Latham & Watkins LLP has acted as special counsel to the agent. Milbank, Tweed, Hadley & McCloy LLP has acted as special tax counsel to the issuer.

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ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:______________
[insert date]

Credit Suisse AG (“Credit Suisse”)

E-mail: list.etndesk@credit-suisse.com

Re: Credit Suisse X-Links® Silver Shares Covered Call ETNs due April 21, 2033

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to Credit Suisse the right to redeem the ETNs, as described in the Pricing Supplement dated June 30, 2017, in the amounts and on the date set forth below.

Name of beneficial holder:	_______________________________
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 50,000 ETNs and integral multiples of 50,000 ETNs in excess thereof. The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

[insert number of ETNs offered for redemption]

Applicable valuation date:	,	20
Applicable redemption date:	,	20
	[insert a date that is three (3) business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to Credit Suisse, (ii) the DTC

A-1

Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable valuation date facing Credit Suisse, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to Credit Suisse as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable redemption date. I also acknowledge that if this Offer for Redemption is received after 4:00 p.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day. I understand that no Offer for Redemption will be accepted following notice of acceleration of all of the outstanding ETNs.

The undersigned acknowledges that Credit Suisse will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO CREDIT SUISSE BY 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

A-2

BROKER’S CONFIRMATION OF REDEMPTION

[PART B: TO BE COMPLETED BY BROKER]

Dated: ________________
[insert date]

Credit Suisse AG (“Credit Suisse”)

Re: Credit Suisse X-Links® Silver Shares Covered Call ETNs due April 21, 2033

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due April 21, 2033 Linked to the Credit Suisse NASDAQ Silver FLOWSTM (Formula-Linked OverWrite Strategy) 106 Index, issued by Credit Suisse AG, acting through its Nassau Branch, CUSIP No. 22542D449 (the “ETNs”) hereby irrevocably offers to Credit Suisse the right to redeem, on the Redemption Date of                                     , with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated June 30, 2017 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the valuation date with respect to the number of ETNs specified below at a price per ETN equal to the redemption value, facing Credit Suisse AG, DTC #355 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the redemption date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (50,000 ETNs and integral multiples of 50,000 ETNs in excess thereof)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the valuation date applicable to such redemption.):

 DTC # (and any relevant sub-account):

A-3

Credit Suisse AG,

Acting through its Nassau Branch

Credit Suisse X-Links® Silver Shares Covered Call ETNs

due April 21, 2033

June 30, 2017

Credit Suisse